                                                                    EXHIBIT 4.1

                          PROVINCE OF BRITISH COLUMBIA

                                  COMPANY ACT



                                    ARTICLES

                                       OF

                         RAINTREE RESORTS HOLDINGS LTD.



                                     PART 1

                                 INTERPRETATION

1.1 In these Articles, unless there is something in the subject or context inconsistent therewith:

         "BOARD" and "THE DIRECTORS" or "THE DIRECTORS" or "THE BOARD OF DIRECTORS" mean the Directors or sole Director of the Company for the time being.

         "COMPANY ACT" means the Company Act of the Province of British Columbia as from time to time in force and all amendments thereto and includes the regulations made pursuant thereto.

         "INTERPRETATION ACT" means the Interpretation Act of the Province of British Columbia as and from time to time in force and all amendments thereto and includes the regulations made pursuant thereto.

         "PROXYHOLDER" means a person duly appointed by a registered holder to represent him at a meeting.

         "REGISTERED ADDRESS" of a member or registered holder means his address as recorded in the register of members.

         "REGISTERED OWNER" or "REGISTERED HOLDER" when used with respect to a share in the authorized capital of the Company means the person registered in the register of members in respect of such share.

         "SEAL" means the common seal of the Company.

         Expressions referring to writing shall be construed as including references to printing, lithography, typewriting, photography and other modes of representing or reproducing words in a visible form.

         Words importing the singular include the plural and vice versa; and words importing male persons include female persons and words importing individuals shall include corporations and vice versa.

1.2 The meaning of any words or phrases defined in the Company Act and the Interpretation Act shall, if not inconsistent with definitions herein or with the subject or context, bear the same meaning in these Articles provided that in the event of any conflict or inconsistency between the Company Act and the Interpretation Act, the former shall govern.

1.3 Except as may be otherwise provided expressly or by necessary implication in the Company Act, the rules of construction contained in the Interpretation Act shall apply, with the necessary changes and so far as applicable, to the interpretation of these Articles.


                                     PART 2

                          SHARES AND SHARE CERTIFICATE

2.1 Every member is entitled without charge, to one certificate representing the shares of each class or series held by him. If a member requests the Company to issue to him more than one share certificate for any shares of the same class or series registered in his name, the Directors may prescribe the fee to be paid for each additional certificate. In respect of a share or shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint registered holders or to his duly authorized agent shall be sufficient delivery to all; and provided further that the Company shall not be bound to issue certificates representing redeemable shares, if such shares are to be redeemed within one month of the date on which they were allotted. Any share certificate may be sent through the mail by registered prepaid mail to the member entitled thereto at his registered address, and neither the Company nor any transfer agent shall be liable for any loss occasioned to the member owing to any such share certificate so sent being lost in the mail, stolen or destroyed.

2.2      If a share certificate:

         (a) is worn out or defaced, the Company shall, upon production to it of the said certificate and upon such other terms, if any, as the Directors prescribe, order the said certificate to be cancelled and shall issue a new certificate in replacement thereof; or

         (b) is lost, stolen or destroyed, then, upon proof thereof to the satisfaction of the Directors and upon such indemnity, if any, as the Directors deem adequate being given, a new share certificate in lieu thereof shall be issued to the person entitled to such lost, stolen or destroyed certificate.

         Such sum, not exceeding the amount permitted by the Company Act, as the Directors may from time to time fix, shall be paid to the Company for each certificate to be issued under this Article.

2.3 Save in the case of the personal representatives of a deceased member, the Directors may refuse to register more than three persons as the joint holders of a share.

2.4 Every share certificate shall be signed manually by at least one officer or Director of the Company, or by or on behalf of a registrar, branch registrar, transfer agent or branch transfer agent of the Company and any additional signatures may be printed or otherwise mechanically reproduced and, in such event, a certificate so signed is as valid as if signed manually, notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such certificate to hold at the date of the issue of a share certificate.

2.5 Except as required by law or these Articles, no person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or in any fractional part of a share or (except only as by law or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in its registered holder.


                                     PART 3

                                ISSUE OF SHARES

3.1 Subject to the Company Act, the Memorandum and these Articles and to the rights of holders of issued shares arising under the Company Act or otherwise, the shares shall be under the control of the Directors who may issue, allot, sell or otherwise dispose of, and/or grant options on or otherwise deal in, shares authorized but not outstanding, and outstanding shares (including shares purchased or redeemed by the Company but not cancelled) held by the Company, at such times, to such persons (including Directors), in such manner, upon such terms and conditions, and at such price or for such consideration, as they may determine.

3.2 The Directors may authorize the issue of share purchase or subscription warrants to the purchasers or holders of any debt obligations or other evidences of indebtedness or other obligations or shares of the Company, upon such terms and subject to such restrictions as they may determine.

3.3 Subject to the provisions of the Company Act, the Company, or the Directors on behalf of the Company, may pay a commission or allow a discount to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in, or securities of, the Company, or procuring or agreeing to procure subscriptions, whether absolutely or conditionally, for any such shares or securities, provided that, if the Company is not a specially limited company, the rate of the commission and discount shall not in the aggregate exceed 25 per centum of the amount of the subscription price of such shares. The Directors may also on any issue or sale of shares or other securities cause the Company to pay such brokerage as may be lawful.

3.4 Subject to the exceptions permitted by the Company Act, no share may be issued until it is fully paid and the Company shall have received the full consideration therefor in cash, property or past services actually performed for the Company. The value of property or services for the purpose of this Article shall be the amount determined by the Directors by resolution to be, in all circumstances of the transaction, no greater than the fair market value thereof.

3.5 If the Company is, or becomes, a company which is not a reporting company and the Directors are required by the Company Act before allotting any shares to offer them pro rata to the members, the Directors shall, before allotting any shares, comply with the applicable provisions of the Company Act.

                                    PART 4

                                SHARE REGISTERS

4.1 The Company shall keep or cause to be kept a register of members, a register of transfers and a register of allotments within British Columbia, all as required by the Company Act, and may combine one or more of such registers. If the Company's capital shall consist of more than one class or series of shares, a separate register of members, register of transfers and register of allotments may be kept in respect of each class or series of shares. The Directors may appoint a trust company to keep the register of members, register of transfers and register of allotments or, if there is more than one class or series of shares, the Directors may appoint a trust company, which need not be the same trust company, to keep the register of members, the register of transfers and the register of allotments for each class or series of shares. The Directors may also appoint one or more trust companies, including the trust company which keeps the said registers of its shares or of a class or series thereof, as transfer agent or branch transfer agent for its shares or a class or series thereof, as the case may be, and the same or another trust company or companies as registrar for its shares or a class or series thereof, as the case may be. The Directors may terminate the appointment of any trust company referred to in this Article or in Article 4.2 at any time and may appoint another trust company in its place.

4.2 Subject to the Company Act, the Company may keep or cause to be kept branch registers of members at such places as the Directors may determine, provided that any such branch register kept within British Columbia shall be kept by a trust company.

4.3      The Company shall not at any time close its register of members.


                                     PART 5

                      TRANSFER AND TRANSMISSION OF SHARES

5.1 Subject to the Memorandum and these Articles, any member may transfer any of his shares by instrument in writing executed by or on behalf of such member. The instrument of transfer of any share of the Company shall be in the form, if any, on the back of the Company's share certificates or in any usual or common form or in such other form as the Directors may from time to time approve. Except to the extent that the Company Act may otherwise provide, the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the register of members or a branch register of members in respect thereof.

5.2 The signature of the registered owner of any shares, or of his duly authorized attorney, upon an authorized instrument of transfer delivered to the Company shall constitute a complete and sufficient authority to the Company, its Directors, officers and agents to register, in the name of the transferee as named in the instrument of transfer, the number of shares specified therein or, if no number is specified, all the shares of the registered owner represented by share certificates deposited with the instrument of transfer. If no transferee is named in the instrument of transfer, the instrument of transfer shall constitute a complete and sufficient authority to the Company, its directors, officers and agents to register, in the name of the person on whose behalf any certificate for the shares to be transferred is deposited with the Company for the purpose of having the transfer registered, the number of shares specified in the instrument of transfer or, if no number is specified, all the shares represented by all share certificates deposited with the instrument of transfer.

5.3 Neither the Company nor any Director, officer or agent thereof shall be bound to inquire into the title of the person named in the form of transfer as transferee, or, if no person is named therein as transferee, of the person on whose behalf the certificate is deposited with the Company for the purpose of having the transfer registered or be liable to any claim by such registered owner or by any intermediate owner or holder of the certificate or of any of the shares represented thereby or any interest therein for registering the transfer, and the transfer, when registered, shall confer upon the person in whose name the shares have been registered a valid title to such shares.

5.4 Every instrument of transfer shall be executed by the transferor and left at the registered office of the Company or at the office of its transfer agent or branch transfer agent or registrar or branch registrar for the shares to be transferred for registration together with the share certificate for the shares to be transferred and such other evidence, if any, as the Directors or the transfer agent or branch transfer agent or registrar or branch registrar may require to prove the title of the transferor or his right to transfer the shares and the right of the transferee to have the transfer registered. All instruments of transfer or a photographic reproduction thereof, if the transfer is registered, shall be retained by the Company or its transfer agent or branch transfer agent or registrar or branch registrar and any instrument of transfer, if the transfer is not registered, shall be returned to the person depositing the same together with the share certificate which accompanied the same when tendered for registration.

5.5 There shall be paid to the Company in respect of the registration of any transfer such sum, if any, as the Directors may from time to time determine.

5.6 In the case of the death of a member, the survivors where the deceased was a joint registered holder, and the personal representatives of the deceased where he was the sole registered holder, shall be the only persons recognized by the Company as having any title to the deceased's interest in the shares registered in his name. Before recognizing any personal representative the Directors may require him to deliver to the Company the documents required by the Company Act and such other evidence as the Directors may require of the personal representative's appointment, including a grant of probate, letters of administration or other similar documentation from the jurisdiction in which the shares are to be transferred, and of the payment or satisfaction of all taxes, duties, fees and other similar assessments payable to any governmental authority of any applicable jurisdiction with respect to the shares arising out of the member's death.

5.7 A guardian, committee, trustee, curator, tutor, personal representative or trustee in bankruptcy of a member, although not a member himself, shall have the same rights, privileges and obligations that attach to the shares held by the member if the documents and evidence referred in Article 5.6 are delivered to the Company. This Article does not apply on the death of a member with respect to shares registered in his name and the name of another person in joint tenancy.

5.8 Any person referred to in Article 5.7 who becomes entitled to shares of a member, upon the documents and evidence referred to in Article
         5.6 being delivered to the Company, has the right either to be registered as a member in his representative capacity in respect of such shares, or, if he is a personal representative, instead of being registered himself, to make such transfer of the shares as the member could have made; but the Directors shall, as regards a transfer by any such person, have the same right, if any, to decline registration of a transferee as they would have in the case of a transfer of the shares by the member.


                                     PART 6

                             ALTERATION OF CAPITAL

6.1 The Company may by ordinary resolution amend its Memorandum to increase the authorized capital of the Company by:

         (a) creating shares with par value or shares without par value, or both;

         (b) increasing the number of shares with par value or shares without par value, or both; or

         (c) increasing the par value of a class of shares with par value, if no shares of that class are issued.

6.2 The Company may by special resolution alter its Memorandum to subdivide, consolidate, change from shares with par value to shares without par value, or from shares without par value to shares with par value, or change the designation of, all or any of its shares but only to such extent, in such manner and with such consents of members holding a class or series of shares which is the subject of or affected by such alteration, as the Company Act provides.

6.3 The Company may alter its Memorandum or these Articles by such resolution as is permitted by the Company Act and by otherwise complying with any applicable provisions of the Memorandum or these Articles, to create, define and attach special rights or restrictions to any shares and to vary or abrogate any special rights and restrictions attached to any shares.

6.4 No right or special right attached to the issued shares of any class or series shall be prejudiced or interfered with unless the consents of the holders of the shares of each such class or series required by the Company Act are obtained. Notwithstanding such consent, no right or special right attached to any issued shares shall be prejudiced or interfered with as to any part of issued shares of any class or series unless the holders of the rest of the issued shares of such class or series either all consent thereto in writing or consent thereto by a resolution passed by the votes of members holding three-fourths of the rest of such class or series.

6.5 Subject to the Company Act, and unless these Articles or the Memorandum otherwise provide, the provisions of these Articles relating to general meetings shall apply, with the necessary changes and so far as they are applicable, to a class or series meeting of members holding a particular class or series of shares but the quorum at a class or series meeting shall be one person holding in person or by proxy not less than one-third of the issued shares of that class or series, as the case may be.

6.6 The Company may, by resolution of the Directors, alter the Memorandum by cancelling shares which are not allotted or issued, or which are surrendered to the Company either by way of gift or otherwise in accordance with the Company Act, and diminish its authorized capital accordingly.

6.7 The rights, or special rights or restrictions attached to the shares of any class or series shall, unless otherwise expressly provided by the terms, if any, of such rights, or special rights or restrictions be deemed not to be modified, abrogated, varied or dealt with by the creation or issue of further shares ranking pari passu therewith.


                                     PART 7

                       PURCHASE AND REDEMPTION OF SHARES

7.1 Subject to the special rights and restrictions attached to any shares, the Company may, by resolution of the Directors and in compliance with the Company Act, purchase any of its shares at the price and upon the terms specified in such resolution, or redeem any of its shares which have a right of redemption attached to them. No such purchase or redemption shall be made if the Company is insolvent at the time of the proposed purchase or redemption or if the proposed purchase or redemption would render the Company insolvent. Unless the shares are to be purchased through a stock exchange or the Company is purchasing the shares from dissenting members pursuant to the requirements of the Company Act, or from a bona fide employee or former employee of the Company or an affiliate of the Company or his personal representative in respect of shares beneficially owned by such employee or former employee, the Company shall, if required by the Company Act, make its offer to purchase pro rata to every member who holds shares of the class or series, as the case may be, to be purchased.

7.2 If the Company proposes at its option to redeem some but not all of the shares of any class or series, the Directors may, subject to the special rights and restrictions attached to the shares of such class or series, decide the manner in which the shares to be redeemed shall be selected, and, subject as aforesaid, need not redeem pro rata.

7.3 Subject to the Company Act and the Memorandum, any shares purchased or redeemed by the Company, if not cancelled, may be sold or, if cancelled (but still in the Company's authorized capital), may be reissued, but, while such shares which have not been cancelled are held by the Company, it shall not exercise any vote in respect of such shares and no dividend or other distribution shall be paid or made thereon.


                                     PART 8

                                BORROWING POWERS

8.1 Subject to the Company Act, the Directors may authorize and cause the Company to:

         (a) borrow money in such manner and amounts, on such security, or without security, from such sources and upon such terms and conditions as they think fit;

         (b) guarantee the repayment of money by any other person or the performance of any obligation of any other person;

         (c) issue debt obligations, or other evidences of obligations or indebtedness, either outright or as security for any liability or obligation of the Company or any other person;

         (d) mortgage, charge, whether by way of specific or floating charge, or both, or give other security on the undertaking, or on the whole or any part of the property and assets, of the Company (both present and future); and

         (e) for the purposes of the Special Corporate Powers Act of the Province of Quebec and without in any way limiting the powers conferred upon the Company and the Directors by the foregoing or by any other provisions of these Articles, or by the Memorandum, or by the Company Act, for the purpose of securing any notes, bonds, debentures or debenture stock which it is by law entitled to, issue, hypothecate, mortgage or pledge, and cede and transfer, any property, moveable or immovable, present or future, which it may own in the Province of Quebec.

8.2 Any debt obligations of the Company may be issued at a discount, premium or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment or election of Directors, or otherwise, and may by their terms be assignable free from any equities between the Company and the person to whom they are issued or any other person who subsequently acquires the same, all as the Directors may determine.

8.3 The Company shall keep or cause to be kept within the Province of British Columbia in accordance with the Company Act a register of its debentures and a register of debentureholders, which registers may be combined, and if there is more than one series of debentures a separate register of debentures and debentureholders may be kept in respect of each series. The Directors may appoint a trust company to keep the register of debentureholders. Subject to the Company Act, the Company may keep or cause to be kept branch registers of its debentureholders at such places as the Directors may determine, provided that any such branch register kept within British Columbia shall be kept by a trust company. The Directors may also appoint a trust company as transfer agent or branch transfer agent for its debentures or a series thereof. The Directors may terminate the appointment of any such trust company at any time and may appoint another trust company in its place.

8.4 Every debt obligation of the Company shall be signed manually be at least one Director or officer of the Company or by or on behalf of a trustee, registrar, branch registrar, transfer agent or branch transfer agent for the debt obligation appointed by the Company or under any instrument under which the debt obligation is issued, or by or on behalf of a trustee who certifies it in accordance with a trust indenture, and any additional signatures may be printed or otherwise mechanically reproduced thereon and, in such event, a debt obligation so signed is as valid as if signed manually notwithstanding that any person whose signature is so printed or mechanically reproduced shall have ceased to hold the office that he is stated on such debt obligation to hold at the date of the issue thereof.

8.5 If the Company is or becomes a reporting company, the Company shall keep or cause to be kept a register of its indebtedness to every Director or officer of the Company or an associate of any of them in accordance with the provisions of the Company Act.


                                     PART 9

                                GENERAL MEETINGS

9.1 Annual general meetings of the Company shall be held as required by the Company Act at such time and place as is determined by the Directors.

9.2 If the Company is, or becomes, a company which is not a reporting company, and all the members entitled to attend and vote at an annual general meeting consent in writing to all the business which is required or desired to be transacted at the meeting, the meeting need not be held, and shall be deemed to have been held on the date specified in such written consent, or, failing such a date being specified, on the date all such members consent thereto. A written consent for the purposes of this Article 9.2 may be given by any method or means authorized by Article 16.9 for consenting in writing to a resolution.

9.3 All general meetings other than annual general meetings are herein referred to as and may be called extraordinary general meetings or special general meetings.

9.4 The Directors may, whenever they think fit, convene a special general meeting. A special general meeting, if requisitioned in accordance with the Company Act, shall be convened by the Directors or, if not convened by the Directors, may be convened by the requisitionists as provided in the Company Act.

9.5 If the Company is or becomes a reporting company, advance notice of any general meeting at which Directors are to be elected shall be published in the manner required by the Company Act.

9.6 A notice convening a general meeting specifying the place, the day, and the hour of the meeting, and, in case of special business, the general nature of that business, shall be given as provided in the Company Act and in the manner hereinafter in these Articles mentioned, or in such other manner (if any) as may be prescribed by ordinary resolution, whether previous notice thereof has been given or not, to such persons as are entitled by law or under these Articles to receive such notice from the Company. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting, by any member shall not invalidate the proceedings at that meeting.

9.7 All the members of the Company entitled to attend and vote at a general meeting may, by unanimous consent in writing given before, during or after the meeting, or if they are present at the meeting by a unanimous vote, waive or reduce the period of notice of such meeting and an entry in the minute book of such waiver or reduction shall be sufficient evidence of the due convening of the meeting. A consent in writing for the purposes of this Article 9.7 may be given by any method or means authorized by Article 16.9 for consenting in writing to a resolution.

9.8 Except as otherwise provided by the Company Act, where any special business at a general meeting includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting shall, with respect to such document, be sufficient if it states that a copy of the document is or will be available for inspection by members at the registered office or records office of the Company or at some other place in British Columbia designated in the notice during usual business hours on specified dates prior to the date of such meeting.


                                    PART 10

                        PROCEEDINGS AT GENERAL MEETINGS

10.1     All business shall be deemed special business which is transacted at:

         (a) a special general meeting other than the conduct of and voting at, such meeting; and

         (b) an annual general meeting, with the exception of the conduct of, and voting at, such meeting, the consideration of the financial statement and of the respective reports of the Directors and Auditor, fixing or changing the number of Directors, electing Directors, appointing the Auditor, fixing the remuneration of the Auditor and the Directors if applicable, and such business as by these Articles or the Company Act may be transacted at a general meeting without prior notice thereof being given to the members and any business which is brought under consideration by the report of the Directors.

10.2 No business, other than election of the chairman or the adjournment of the meeting, shall be transacted at any general meeting unless a quorum of members, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

10.3 Save as herein otherwise provided, a quorum for a meeting shall be two persons present and being, or representing by proxy, members holding not less than one-twentieth of the issued shares entitled to be voted at the meeting. If there is only one member the quorum is one person present and being, or representing by proxy, such member. The Directors, the Secretary, an Assistant Secretary and a solicitor of the Company shall be entitled to attend at any general meeting but no such person shall be counted in the quorum or vote at any meeting unless he shall be a member or proxyholder entitled to vote thereat.

10.4 If within half an hour from the time appointed for a general meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the person or persons present and being, or representing by proxy, a member or members entitled to attend and vote at the meeting shall be a quorum.

10.5 The Chairman of the Board, if any, or in his absence the President of the Company or in his absence a Vice-President of the Company, if any, shall be entitled to preside as chairman at every general meeting of the Company.

10.6 If at any general meeting neither the Chairman of the Board nor President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or is willing to act as chairman, the Directors present shall choose some one of their number to be chairman, or if all the persons occupying the said offices shall have advised the Secretary or an Assistant Secretary that they will not be present at a meeting, the Directors present shall choose one of their number to be chairman or if no Director is present, the members and proxyholders present may choose one of their number to be a chairman. If a person willing to act is not chosen as chairman in accordance with these provisions within 45 minutes after the time appointed for holding the meeting, the meeting shall be dissolved.

10.7 The chairman may and shall, if so directed by the meeting, adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for thirty days or more, notice, but not, "advance notice" referred to in Article 9.5, of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting.

10.8 No motion proposed at a general meeting need be seconded, and the chairman, a director, a member or a proxyholder may propose or second a motion.

10.9 Subject to the provisions of the Company Act, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless (before or on the declaration of the result of the show of hands) a poll is directed by the chairman or demanded by at least one member or proxyholder entitled to vote who is present. The chairman shall declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, and such decision shall be entered in the book of proceedings of the Company. A declaration by the chairman that a resolution has been carried, or carried unanimously, or by a particular majority, or lost or not carried by a particular majority and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

10.10 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

10.11 No poll may be demanded on the election of a chairman. A poll demanded on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken as soon as, in the opinion of the chairman, is reasonably convenient, but in no event later than seven days after the meeting and at such time and place and in such manner as the chairman of the meeting directs. The result of the poll shall be deemed to be the resolution of and passed at the meeting at which the poll was demanded. Any business other than that upon which the poll has been demanded may be proceeded with pending the taking of the poll. A demand for a poll may be withdrawn. In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith shall be final and conclusive. In the event of a poll by mail, the seven days limit hereinbefore prescribed shall be deemed to be satisfied if the ballot is mailed within seven days and specifies a date by which completed ballots must be received to be counted in the poll that date being such date as the chairman in the reasonable exercise of his discretion thinks is appropriate, but being in no event later than twenty-one days after the mailing of the ballot form.

10.12 Every ballot cast upon a poll and every proxy appointing a proxyholder who casts a ballot upon a poll shall be retained by the Secretary for such period and be subject to such inspection as the Company Act may provide.

10.13 On a poll a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

10.14 Unless the Company Act, the Memorandum or these Articles otherwise provide, any action to be taken by a resolution of the members may be taken by an ordinary resolution.


                                    PART 11

                                VOTES OF MEMBERS

11.1 Subject to any special voting rights or restrictions attached to any shares and the restrictions on joint registered holders of shares, on a show of hands every member who is present in person at a meeting and entitled to vote thereat shall have one vote and on a poll every member shall have one vote for each share entitled to be voted at the meeting of which he is the registered holder and may exercise such vote either in person or by proxyholder. A proxyholder shall not have the right to vote on a show of hands unless he is a member entitled to vote at the meeting on a show of hands.

11.2 Any person who is not registered as a member but is entitled to vote at any meeting in respect of a share, may vote the share in the same manner as if he were a member; but, unless the Directors have previously admitted his right to vote at that meeting in respect of the share, he shall satisfy the Directors or the Secretary of his right to vote the share before the time for holding the meeting, or adjourned meeting, as the case may be, at which he proposes to vote, and unless he shall so satisfy the Directors or the Secretary he shall not be entitled to vote that share.

11.3 Any corporation not being a subsidiary which is a member of the Company may authorize such person as it thinks fit to act as its representative at any meeting. The person so authorized shall be entitled to exercise in respect of and at such meeting the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company personally present, including, without limitation, the right to appoint a proxyholder to represent such corporation, and shall, if present at the meeting, be counted for the purpose of forming a quorum and be deemed to be a member present at the meeting. Evidence of the appointment of any such representative may be sent to the Company by written instrument, telegram, telex or any method of transmitting legibly recorded messages. Notwithstanding the foregoing, a corporation being a member and entitled to vote may appoint a proxyholder.

11.4 In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, shall be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority shall be determined by the order in which the names stand in the register of members, the person whose name stands first being senior to the person whose name stands second, and so on. Several legal personal representatives of a deceased member whose shares are registered in his sole name shall for the purpose of this Article be deemed joint registered holders.

11.5 A member of unsound mind entitled to attend and vote, in respect of whom an order has been made by any court having jurisdiction, may vote, whether on a show of hands or on a poll, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

11.6 A member holding more than one share in respect of which he is entitled to vote shall be entitled to appoint one or more, but not more than three, proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he shall specify the number of shares each proxyholder shall be entitled to vote. A member may also appoint one or more alternate proxyholders to act in the place and stead of an absent proxyholder.

11.7 A proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or, if the appointor is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxyholder need not be a member of the Company.

11.8 Unless otherwise permitted by the Directors, a proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting, not less than 48 hours (excluding Saturdays and holidays) before the time for holding the meeting in respect of which the person named in the instrument is appointed. In addition to any other method of depositing proxies provided for in these Articles, the Directors may, subject to the Company Act, make regulations relating to the depositing of proxies at any place or places and fixing the time or times for depositing the proxies prior to the meeting or adjourned meeting at which they are to be used and providing for particulars of such proxies to be sent to the Company or any agent of the Company in writing or by letter, telegram, telex or any method of transmitting legibly recorded messages so as to arrive before the commencement of the meeting or adjourned meeting at the office of the Company or of any agent of the Company appointed for the purpose of receiving such particulars and providing that proxies so deposited may be acted upon as though the proxies themselves were deposited as required by this Part and votes given in accordance with such regulations shall be valid and shall be counted.

11.9 Unless the Company Act or any other statute or law which is applicable to the Company or to any class of its shares requires any other form of proxy, a proxy, whether for a specified meeting or otherwise, shall be in the form following, but may also be in any other form that the Directors or the chairman of the meeting shall approve:

                                     PROXY

           The undersigned, being a member of_____________ , hereby appoints _____________ , or failing him,________________ , as proxyholder for the undersigned to attend, act and vote for and on behalf of the undersigned at the annual or extraordinary (as the case may be) general meeting of the Company to be held on the _____ day of _____, 19__ and at any adjournment thereof.

           Signed this ___________ day of ___________ , 19__.


                              -------------------
                             (Signature of member)


11.10 A vote given in accordance with the terms of a proxy is valid notwithstanding the previous death or incapacity of the member giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer shall have been received by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

11.11    Every proxy may be revoked by an instrument in writing:

         (a) executed by the member giving the same or by his attorney authorized in writing or, where the member is a corporation, by a duly authorized officer or attorney of the corporation; and

         (b) delivered either at the registered office of the Company at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof at which the proxy is to be used, or to the chairman of the meeting on the day of the meeting or any adjournment thereof before any vote in respect of which the proxy is to be used shall have been taken, or in any other manner provided by law.


                                    PART 12

                                   DIRECTORS

12.1 If the Company is an amalgamated Company, the first Directors shall be the persons so specified in the amalgamation agreement. If the Company is a continued Company, the first Directors shall be the persons so specified in the Instrument of Continuation. If the Company is a new incorporation, the Directors to succeed the first Directors, after incorporation of the Company, may be appointed in writing by a majority of the subscribers to the Memorandum or at a meeting of the subscribers, or if not so appointed, they shall be elected by the members entitled to vote on the election of Directors and the number of Directors shall be the same as the number of Directors so appointed or elected. The number of Directors, excluding additional Directors, may be fixed or changed from time to time by ordinary resolution, whether previous notice thereof has been given or not, but notwithstanding anything contained in these Articles the number of Directors shall never be less than one or, if the Company is or becomes a reporting company, less than three.

12.2 The remuneration of the Directors as such may from time to time be determined by the Directors or, if the Directors shall so decide, by the members. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such who is also a Director. The Directors shall be repaid such reasonable travelling, hotel and other expenses as they incur in and about the business of the Company (including, if authorized by resolution of the Directors in respect of the Directors generally, those incurred in attending meetings of the Directors or of any committees of the Directors) and if any Director shall perform any professional or other services for the Company that in the opinion of the Directors are outside the ordinary duties of a Director or shall otherwise be specially occupied in or about the Company's business, he may be paid a remuneration to be fixed by the Board, or, at the option of such Director, by the Company in general meeting, and such remuneration may be either in addition to, or in substitution for any other remuneration that he may be entitled to receive. The Directors on behalf of the Company, unless otherwise determined by ordinary resolution, may pay a gratuity or pension or allowance on retirement to any Director who has held any salaried office or place of profit with the Company or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

12.3 A Director shall not be required to hold a share in the capital of the Company as qualification for his office but shall be qualified as required by the Company Act, to become or act as a Director.


                                    PART 13

                       ELECTION AND REMOVAL OF DIRECTORS

13.1 At each annual general meeting of the Company all the Directors shall retire and the members entitled to vote thereat shall elect a Board of Directors consisting of the number of Directors for the time being fixed pursuant to these Articles. If the Company is, or becomes, a company that is not a reporting company and the business to be transacted at any annual general meeting is consented to in writing by all the members who are entitled to attend and vote thereat such annual general meeting shall be deemed for the purpose of this Part to have been held on such written consent becoming effective.

13.2     A retiring Director shall be eligible for re-election.

13.3 Where the Company fails to hold an annual general meeting in accordance with the Company Act, the Directors then in office shall be deemed to have been elected or appointed as Directors on the last day on which the annual general meeting could have been held pursuant to these Articles and they may hold office until other Directors are appointed or elected or until the day on which the next annual general meeting is held.

13.4 If at any general meeting at which there should be an election of Directors, the places of any of the retiring Directors are not filled by such election, such of the retiring Directors who are not re-elected as may be requested by the newly-elected Directors shall, if willing to do so, continue in office to complete the number of Directors for the time being fixed pursuant to these Articles until further new Directors are elected. If any such election or continuance of Directors does not result in the election or continuance of the number of Directors for the time being fixed pursuant to these Articles such number shall be fixed at the number of Directors actually elected or continued in office. If no Directors are elected at such meeting the retiring Directors shall be deemed to have been re-elected, but nothing herein shall prohibit or restrict the right of a Director to resign.

13.5 Subject to Article 16.7, any casual vacancy occurring in the Board of Directors may be filled by the remaining Directors or Director.

13.6 Between successive annual general meetings the Board of Directors shall itself have power to appoint one or more additional Directors of the Company but the number of Directors so appointed shall not at any time exceed one-third of the number of Directors elected at the last general meeting at which Directors were elected. Any Director so appointed shall hold office only until the next following annual general meeting of the Company, but shall be eligible for election at such meeting and so long as he is an additional Director the number of Directors shall be increased accordingly.

13.7 Any Director may by instrument in writing delivered to the Company appoint any person to be his alternate to act in his place at meetings of the Directors at which he is not present unless the Directors shall have reasonably disapproved the appointment of such person as an alternate Director and shall have given notice to that effect to the Director appointing the alternate Director within a reasonable time after delivery of such instrument to the Company. Every such alternate shall be entitled to notice of meetings of the Directors and to attend, be counted in the quorum and vote as a Director at a meeting at which the person appointing him is not personally present, and, if the alternate is a Director in his own right, to be separately counted in the determination of a quorum on behalf of the Director or Directors he is representing and to have a separate vote on behalf of the Director or Directors he is representing. Every such alternate, to the extent not restricted by the instrument appointing him, may sign on behalf of the Director or Directors who appointed him, resolutions submitted to the Directors to be consented to in writing, as referred to in Article 16.9, and shall be deemed to be a Director for the purposes of so signing such resolutions. Save as aforesaid or as expressly otherwise provided in these Articles, an alternate Director shall not generally have the power to act as a Director. A Director may at any time by instrument in writing revoke the appointment of an alternate appointed by him. The remuneration if any payable to such an alternate Director shall be payable out of the remuneration of the Director appointing him. The appointment or revocation of the appointment of an alternate Director may be by telegram, telex or any method of transmitting legibly recorded messages delivered to the Company.

13.8 In addition to the provisions of Article 13.1 and Article 13.9, a Director shall cease to hold office if he:

         (a) resigns his office by notice in writing delivered to the registered office of the Company; or

         (b) is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

         (c) ceases to be qualified to act as a Director pursuant to the Company Act.

         The appointment of an alternate Director shall terminate if:

         (a) the Director who appointed him at any time or by notice to the Company revokes his appointment; or

         (b)      he resigns by notice to the Company; or

         (c) the Director who appointed him ceases for any reason to be a Director; or

         (d) he is convicted of an indictable offence and the other Directors shall have resolved to remove him; or

         (e) he ceases to hold the qualifications necessary for a Director pursuant to the Company Act; or

         (f)      the term of his appointment, if any, expires.

13.9 The Company may by special resolution remove any Director before the expiration of his period of office, and may by an ordinary resolution appoint another person in his stead.


                                    PART 14

                         POWERS AND DUTIES OF DIRECTORS

14.1 The Directors shall manage, or supervise the management of, the affairs and business of the Company and shall have the authority to exercise all such powers of the Company as are not, by the Company Act or by the Memorandum or these Articles, required to be exercised by the Company in general meeting.

14.2 The Directors may from time to time by power of attorney or other instrument under the seal, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles and excepting the powers of the Directors relating to the constitution of the Board and of any of its committees and the appointment or removal of officers and the power to declare dividends) and for such period, with such remuneration and subject to such conditions as the Directors may think fit, and any such power of attorney or other instrument may contain such provisions for the protection or convenience of persons dealing with such attorney as the Directors think fit. Any such attorney may be authorized by the Directors to subdelegate all or any of the powers, authorities and discretions for the time being vested in him.

                                    PART 15

                      DISCLOSURE OF INTEREST OF DIRECTORS

15.1     A Director who:

         (a) is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Company; or

         (b) holds any office or possesses any property whereby, directly or indirectly, a duty or interest may be created to conflict with his duty or interest as a Director,

         shall declare the nature and extent of his interest in such contract or transaction or of the conflict or potential conflict with his duty and interest as a Director, as the case may be, in accordance with the Company Act. A Director interested in a contract or transaction as aforesaid shall be counted in the quorum at a meeting of the Directors at which the proposed contract or transaction is approved, if present at the meeting, and such Director may vote in respect of the approval of the contract or transaction. If he votes he may be liable to account for any profit in accordance with the provisions of the Company Act.

15.2 A Director may hold any office or place of profit with the Company (other than the office of auditor of the Company) in addition to his office of Director for such period and on such terms (as to remuneration or otherwise) as the Directors may determine and no Director or intended Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and, subject to compliance with the provisions of the Company Act, no contract or transaction entered into by or on behalf of the Company in which a Director is in any way interested shall be liable to be voided by reason thereof.

15.3 Subject to the Company Act, a Director or his firm may act in a professional capacity for the Company (except as auditor of the Company) and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

15.4 A Director may be or become a director or other officer or employee of, or otherwise interested in, any corporation or firm in which the Company may be interested as a shareholder or otherwise, and, subject to compliance with the provisions of the Company Act, such Director shall not be accountable to the Company for any remuneration or other benefits received by him as director, officer or employee of, or from his interest in, such other corporation or firm.


                                    PART 16

                            PROCEEDINGS OF DIRECTORS

16.1 The Chairman of the Board, if any, or in his absence, the President shall preside as chairman at every meeting of the Directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board, if any, and the

         President have advised the Secretary that they will not be present at the meeting, the Directors present shall choose one of their number to be chairman of the meeting.

16.2 Subject to these Articles, the Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. Meetings of the Board held at regular intervals may be held at such place, at such time and upon such notice (if any) as the Board may by resolution from time to time determine.

16.3 A Director may participate in a meeting of the Board or of any committee of the Directors by means of conference telephones or other communications facilities by means of which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Article shall be deemed to be present at the meeting and to have so agreed and shall be counted in the quorum therefor and be entitled to speak and vote thereat.

16.4 A Director may, and the Secretary or an Assistant Secretary upon request of a Director shall, call a meeting of the Board at any time. Reasonable notice of such meeting specifying the place, day and hour of such meeting shall be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his address as it appears on the books of the Company or by leaving it at his usual business or residential address or by telephone, telegram, telex, or any method of transmitting legibly recorded messages. It shall not be necessary to give notice of a meeting of Directors to any Director if such meeting is to be held immediately following a general meeting at which such Director shall have been elected or is the meeting of Directors at which such Director is appointed.

16.5 Any Director or alternate Director may file with the Secretary a document executed by him waiving notice of any past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw such waiver with respect to meetings held after such withdrawal. After filing such waiver with respect to future meetings and until such waiver is withdrawn no notice need be given to such Director and, unless the Director otherwise requires in writing to the Secretary, to his alternate Director of any meeting of Directors and all meetings of the Directors so held shall be deemed not to be improperly called or constituted by reason of notice not having been given to such Director or alternate Director. A waiver as aforesaid may be given by telegram, telex or other method of transmitting legibly recorded messages.

16.6 The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed shall be that number of Directors that is a majority of the number of Directors positions then fixed for the Company, whether or not each position is filled.

16.7 The continuing Directors may act notwithstanding any vacancy in their body, but, if and so long as their number is reduced below the number that, pursuant to these Articles, is the necessary quorum for meetings of the Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

16.8 Subject to the Company Act, all acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of any Director or person acting as aforesaid, be as valid as if every such person had been duly elected or appointed and was qualified to be a Director.

16.9 A resolution consented to in writing (which resolution may be in counterparts which together shall be deemed to constitute one resolution in writing) whether by document, telegram, telex or any method of transmitting legibly recorded messages or other means, by all of the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and held on the date, expressly or by necessary implication stated thereon to be the effective date of the passage or adoption of the resolution. In the event of counterparts bearing expressly or by implication different effective dates, then in the absence of a further resolution of the Directors in that regard, the date the resolution is passed or adopted shall be deemed to be the latest effective date stated on any counterpart.


                                    PART 17

                         EXECUTIVE AND OTHER COMMITTEES

17.1 The Directors may appoint an Executive Committee to consist of such member or members of their body as they think fit, which Committee shall have, and may exercise during the intervals between the meetings of the Directors, all the powers vested in the Directors except the power to fill vacancies in the Board of Directors, the power to change the membership of, or fill vacancies in, said Committee and such other powers, if any, as may be specified by the Directors.

17.2 The Directors may appoint committees consisting of such members of their body as they think fit and may delegate to any such committee any power of the Directors (except the power to fill vacancies in the Board of Directors, the power to change the membership of, or fill vacancies in, any committee of the Directors and the power to appoint or remove officers appointed by the Directors), subject to such conditions as may be prescribed by the Directors.

17.3 If the Company is or becomes a reporting company, the Directors shall appoint an audit committee at such time and consisting of such members of their body as they think fit subject to the Company Act. The audit committee shall exercise the powers and perform the functions of an audit committee as described in the Company Act. In addition, the Directors may delegate to the audit committee any power of the Directors (except the power to fill vacancies in the Board of Directors, the power to change the membership of, or fill vacancies in, any committee of the Directors and the power to appoint or remove officers appointed by the Directors), subject to such conditions as may be prescribed by the Directors.

17.4 All committees of Directors shall keep regular minutes of their proceedings and meetings and shall cause them to be recorded in books kept for that purpose, and shall report the same to the Directors at such times as the Directors may from time to time require. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary. A majority of the members of a committee shall constitute a quorum thereof. Save as set out in this
         Part 17 or in the rules made by a committee as aforesaid, the meetings and proceedings of a committee consisting of more than one member shall be governed by the provisions of these Articles regulating the proceedings and meetings of the Directors, including, without limitation, the provisions with respect to the appointment of alternates to the intent that a Director who is a member of a committee may appoint an alternate to represent him at a meeting of the committee unless the Board of Directors shall prohibit the appointment of alternates by the members of such committee, and including the provisions with respect to resolutions consented to in writing. The Directors shall have power at any time to revoke or override any authority given to or acts to be done by any such committees, except with respect to acts done before such revocation or overriding, and to terminate the appointment or change the membership of a committee and to fill vacancies in it.


                                    PART 18

                                    OFFICERS

18.1 The Directors shall appoint a President and a Secretary and such other officers, if any, as the Directors shall determine from time to time and the Directors may, at any time, terminate any such appointment. No officer shall be appointed unless he is qualified in accordance with the provisions of the Company Act.

18.2 One person may hold more than one of such offices except that the offices of President and Secretary must be held by different persons unless the Company has only one member. Any person appointed as the Chairman of the Board, the President or the Managing Director shall be a Director. The other officers need not be Directors.

18.3 The remuneration of the officers of the Company as such and the terms and conditions of their tenure of office or employment shall from time to time be determined by the Directors; such remuneration may be by way of salary, fees, wages, commission or participation in profits or any other means or all of these modes and an officer may in addition to such remuneration be entitled to receive after he ceases to hold such office or leaves the employment of the Company a pension or gratuity.

18.4 The Directors may decide what functions and duties each officer shall perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions and with such restrictions as they think fit and may from time to time revoke, withdraw, alter or vary all or any of such functions, duties and powers. The Secretary shall, inter alia, perform the functions of the Secretary specified in the Company Act.

18.5 Every officer of the Company who holds any office or possesses any property whereby, whether directly or indirectly, duties or interests might be created in conflict with his duties or interests as an officer of the Company shall, in writing, disclose to the President the fact and the nature and extent of the conflict.

                                    PART 19

                          INDEMNITY AND PROTECTION OF
                       DIRECTORS, OFFICERS AND EMPLOYEES



19.1 Subject to the Company Act and these Articles, the Directors shall cause the Company to indemnify a Director or former Director of the Company and a Director or former Director of a corporation which is or was a subsidiary of the Company or (if he acted as such at the request of the Company) of any other corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a Director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. The Company shall apply to the Court for all approvals of the Court which may be required to make any indemnity referred to in this Article effective and enforceable. The Company shall be deemed to have contracted, on the terms of the foregoing indemnity, with each Director of the Company and each such Director of such corporation on his being elected or appointed.

19.2 Subject to the Company Act and these Articles, the Directors shall cause the Company to indemnify:

         (a) any officer or former officer (but in the case of an officer of a corporation other than a subsidiary of the Company only if he acted as such at the request of the Company); and

         (b) any employee, former employee or agent or former agent designated by the Directors,

         of the Company or of a corporation which is or was a subsidiary of the Company or of any other corporation of which the Company is or was a shareholder (notwithstanding that he is also a Director) and his heirs and personal representatives against all costs, charges and expenses whatsoever (including, without limiting the generality of the foregoing, those specifically referred to in Article 19.1 above) incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or of such corporation. The Company shall be deemed to have contracted, on the terms of the foregoing indemnity, with each such officer or former officer on his being appointed.

19.3 The failure of a person to comply with the Company Act or of the Memorandum or these Articles shall not, of itself, invalidate any indemnity to which such person is entitled under this Part.

19.4 The Directors may cause the Company to purchase and maintain insurance for the benefit of:

         (a) any person who is or was serving as a Director or officer of the Company or as a director or officer of a corporation which is or was a subsidiary of the Company or (if he acted as such at the request of the Company) of any other corporation of which the Company is or was a shareholder; and

         (b) any person designated by the Directors who is or was serving as an employee or agent of the Company or of such corporation; and

         (c) any person in respect of whom the Company is or may be obligated to indemnify pursuant to this Part 19, and his heirs and personal representatives against any liability incurred by him as such Director, director, officer, employee or agent.

19.5 If any of the provisions of this Part shall be void, illegal or invalid, the remaining provisions of this Part shall be construed and take effect as if the void, illegal or invalid provision had never been contained herein. The Company shall not be required to indemnify a person pursuant to Articles 19.1 or 19.2 if such person did not, with respect to the act or matter giving rise to the proposed indemnification, act honestly and in good faith and with a view to the best interests of the Company or the corporation referred to therein, as the case may be, or in the case of a criminal or administrative act or proceeding, if he did not have reasonable grounds for believing his conduct was lawful or duly authorized. The provisions of this Part 19 relating to Directors and former Directors of the Company and to directors and former directors of a corporation which is or was a subsidiary of the Company or of a corporation in which the Company is or was a shareholder also apply, with the necessary changes and so far as applicable, to alternate Directors of the Company and alternate directors of such corporations.


                                    PART 20

                             DIVIDENDS AND RESERVES

20.1 Subject to the Company Act and to the special rights and restrictions as to dividends attached to any shares, the Directors may from time to time declare and authorize payment of such dividends, if any, as they may deem advisable and need not give notice of such declaration to any member. No dividend shall be paid otherwise than out of funds and/or assets properly available for the payment of dividends and a declaration by the Directors as to the amount of such funds and/or assets available for dividends shall be conclusive. The Company may pay any such dividend wholly or in part by the distribution of specific assets and in particular by paid up shares, bonds, debentures or other securities of the Company or any other corporation or in any one or more such ways as may be authorized by the Company or the Directors and where any difficulty arises with regard to such a distribution the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payments in substitution for all or any part of the specific assets to which any members are entitled shall be made to any members on the basis of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees for the persons entitled to the dividend as may seem expedient to the Directors.

20.2 Any dividend declared on shares of any class or series by the Directors may be made payable on such date as is fixed by the Directors.

20.3 Subject to the rights of members (if any) holding shares with special rights as to dividends, all dividends on shares of any class or series shall be declared and paid according to the number of such shares held.

20.4 The Directors may, before declaring any dividend, set aside out of the funds properly available for the payment of dividends such sums as they think proper as a reserve or reserves, which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalizing dividends, or for any other purpose to which such funds of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit. The Directors may also, without placing the same in reserve, carry forward such funds, which they think prudent not to divide.

20.5 If several persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonuses or other moneys payable in respect of the share.

20.6 No dividend shall bear interest against the Company. Where the dividend to which a member is entitled includes a fraction of a cent, such fraction shall be disregarded in making payment thereof and such payment shall be deemed to be payment in full.

20.7 Any dividend, bonus or other moneys payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or in the case of joint holders, to the registered address of that one of the joint holders who is first named on the register, or to such person and to such address as the holder or joint holders may direct in writing. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. The mailing of such cheque or warrant shall, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted) discharge all liability for the dividend, unless such cheque or warrant shall not be paid on presentation or the amount of tax so deducted shall not be paid to the appropriate taxing authority.

20.8 Notwithstanding anything contained in these Articles the Directors may from time to time capitalize any retained earnings or surplus of the Company and may issue as fully paid and non-assessable any unissued shares or any debt obligations of the Company as a dividend representing such retained earnings or surplus or any part thereof.


                                    PART 21

                         DOCUMENTS, RECORDS AND REPORTS

21.1 The Company shall keep at its records office or at such other place as the Company Act may permit, the documents, copies, registers, minutes, and records which the Company is required by the Company Act to keep at its records office or such other place, as the case may be.

21.2 The Company shall cause to be kept proper books of account and accounting records in respect of all financial and other transactions of the Company in order properly to record the financial affairs and condition of the Company and to comply with the Company Act.

21.3 Unless the Directors determine otherwise, or unless otherwise determined by an ordinary resolution, no member of the Company shall be entitled to inspect the accounting records of the Company.

21.4 The Directors shall from time to time at the expense of the Company cause to be prepared and laid before the Company in general meeting such financial statements and reports as are required by the Company Act.

21.5 Every member shall be entitled to be furnished once gratis on demand with a copy of the latest annual financial statement of the Company and, if so required by the Company Act, a copy of each such annual financial statement and interim financial statement shall be mailed to each member.


                                    PART 22

                                    NOTICES

22.1 A notice, statement or report may be given or delivered by the Company to any member either by delivery to him personally or by sending it by mail to him to his address as recorded in the register of members. Where a notice, statement or report is sent by mail, service or delivery of the notice, statement or report shall be deemed (a) to be effected by properly addressing, prepaying and mailing the notice, statement or report, and (b) to have been given on the date, Saturdays and holidays excepted, following the date of mailing. A certificate signed by the Secretary or other officer of the Company or of any other person acting in that behalf for the Company that the letter, envelope or wrapper containing the notice, statement or report was so addressed, prepaid and mailed shall be conclusive evidence thereof.

22.2 A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of members in respect of the share.

22.3 A notice, statement or report may be given or delivered by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a member by sending it through the mail prepaid addressed to them by name or by his title or by any like description, at the address (if any) supplied to the Company for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in a manner in which the same might have been given if the death, bankruptcy or incapacity had not occurred.

22.4 Notice of every general meeting or meeting of members shall be given in a manner hereinbefore authorized to every member holding at the record date for determining the members entitled to such notice shares which confer the right to notice of and to attend and vote at any such meeting. No other person except the auditor of the Company and the Directors of the Company shall be entitled to receive notices of any such meeting.


                                    PART 23

                                  RECORD DATES

23.1 Subject to the Company Act, the Directors may fix in advance a date as the record date for the determination of the members entitled to notice of any meeting of members or any adjournment thereof, and/or a date as the record date for the determination of the members entitled to attend and vote at any meeting of members or any adjournment thereof (which may but need not be the same date as the record date for determining members entitled to notice) and/or a date as a record date for the determination of members entitled to receive payment of a dividend, or for any other proper purpose and in such case, notwithstanding anything elsewhere contained in these Articles, only members or persons of record on the date so picked shall be deemed to be members for the particular purpose or purposes aforesaid.

23.2 Where no record date is fixed for the determination of members entitled to notice, or to vote, or of members entitled to receive payment of a dividend or for any other proper purpose, the date on which notice of the meeting is mailed or on which the resolution of the Directors declaring the dividend is adopted respectively is the record date for such determination.

                                    PART 24

                                      SEAL

24.1 The Directors may provide a seal for the Company and, if they do so, shall provide for the safe custody of the seal which shall not be affixed to any instrument except in the presence of the following persons, namely;

         (a)      the President or the Secretary;

         (b)      any two Directors of the Company;

         (c) one of the Chairman of the Board, the President, a Director or the Vice-President together with any one of the Secretary, an Assistant Secretary, the Treasurer, the Secretary-Treasurer, an Assistant Treasurer and an Assistant Secretary-Treasurer; or

         (d) such person or persons as the Directors may from time to time by resolution appoint,

         and the said Directors, officers, person or persons in whose presence the seal is so affixed to an instrument shall sign such instrument. For the purpose of certifying under the seal copies or extracts from the Memorandum or Articles of the Company, minutes of meetings or resolutions of the members or Directors or committees of Directors, or any instrument executed or issued by the Company, the seal may be affixed in the presence of any one of the persons hereinbefore mentioned unless the Directors shall by resolution determine otherwise.

24.2 The signatures of any one or more of the Chairman of the Board, President, Vice-Presidents, Directors, Secretary, Treasurer, Assistant-Secretaries, Assistant-Treasurers and any other officers of the Company and any persons referred to in Article 24.1(d) may, if authorized by the Directors, be printed, lithographed, engraved or otherwise mechanically reproduced upon all instruments executed or issued by the Company; and any instrument on which the signature of any such person is so reproduced by authorization of the Directors shall be deemed to have been manually signed by such person whose signature is so reproduced and shall be, subject to the Company Act, as valid to all intents and purposes as if such instrument had been signed manually, and notwithstanding that the person whose signature is so reproduced may have ceased to hold office (if applicable) at the date of the delivery or issue of such instrument. The term "instrument" as used in Article 24.1 and this Article 24.2 shall include deeds, mortgage, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, agreements, releases, receipts and discharges for the payment of money or other obligation, certificates of the Company's shares, bonds, debentures and other securities and debt obligations of the Company, and all paper-writings.

24.3 To enable the seal of the Company to be affixed to any debt obligations, share certificates, or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the Directors or officers of the Company are, in accordance with the Company Act and/or these Articles, printed or otherwise mechanically reproduced there may be delivered to the firm or company employed to engrave, lithograph or print such definitive or interim debt obligations, share certificates or other securities one or more unmounted dies reproducing the Company's seal and the Chairman of the Board, the President, the Managing Director or a Vice-President and the Secretary, Treasurer, Secretary-Treasurer, an Assistant Secretary, an Assistant Treasurer or an Assistant Secretary-Treasurer may by a document authorize such firm or company to cause the Company's seal to be affixed to such definitive or interim debt obligations, share certificates or other securities by the use of such dies. Debt obligations, share certificates or other securities to which the Company's seal has been so affixed shall for all purposes be deemed to be under and to bear the Company's seal lawfully affixed thereto.

24.4 The Company may have for use in any other province, state, territory or country an official seal which shall have on its face the name of the province, state, territory or country where it is to be used.


                                    PART 25

                    PROHIBITIONS IF NOT A REPORTING COMPANY

25.1 If the Company is, or becomes, a company which is not a reporting company under the Company Act:

         (a) the number of members for the time being of the Company, exclusive of persons who are for the time being in the employment of the Company and continue to be members after the termination of such employment, shall not exceed 50;

         (b) no securities of the Company shall be offered for sale or subscription to the public;

         (c) no shares shall be transferred without the previous consent of the Directors expressed by a resolution of the Board and the Directors shall not be required to give any reason for refusing to consent to any such proposed transfer.


                                    PART 26

                    SPECIAL SHARE PROVISIONS AND DEFINITIONS

26.1 SHARE PROVISIONS. The special rights, privileges, restrictions and conditions attached to the Convertible Shares, Exchangeable Shares and Common Shares are set forth in Parts 26 through 32 (collectively, the "Share Provisions").

26.2 LEGEND ON SHARE CERTIFICATES. The certificates evidencing the Convertible Shares or the Exchangeable Shares, as the case may be, shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the applicable provisions relating to the Automatic Conversion Right, the Optional Conversion Right, the Automatic Exchange Right, the Retraction Call Right, the Liquidation Call Right, the Redemption Call

                                      -27

         Right, the Exchange Right and the provisions of the Trust Agreement (including the provisions with respect to the voting rights and exchange right thereunder) and the restrictions on transfer and Changes of Control set out in Article 26.3.

26.3     RESTRICTIONS ON TRANSFER AND CHANGE OF CONTROL.

         (a) Except with the prior written consent of the Parent, no holder of Convertible Shares and no holder of Exchangeable Shares (other than the Parent or Holdco) may at any time (i) transfer to any person any Convertible Share or Exchangeable Share or any beneficial interest therein; or, (ii) if such holder is a body corporate, permit any Change of Control of such holder to occur.

         (b) If any holder of Exchangeable Shares permits any transaction contemplated by Subsection 26.3(a) to occur without first obtaining the prior written consent of the Parent (i) such holder shall be deemed to have irrevocably exercised such holder's retraction right pursuant to Article 28.10 with respect to all of such holder's Exchangeable Shares as of the date of such transaction; and (ii) the Parent or at the Parent's option, Holdco, shall be deemed to have exercised its Retraction Call Right pursuant to Article 28.11 with respect to such Exchangeable Shares immediately thereafter.

         (c) Notwithstanding any other provision herein, no Exchangeable Share will be exchanged for Parent Common Shares by the Parent, the Company or Holdco pursuant to any of the provisions of Part 28, except (i) the provisions of Articles
                  28.10 and 28.11 in connection with a deemed exercise of retraction right and a deemed exercise of Retraction Call Right thereunder pursuant to Subsection 26.3(b); and (ii) the provisions of Article 28.9 in connection with a Parent Liquidation Event, unless the holder of such Exchangeable Share delivers to the Parent, the Company or Holdco, as the case may be, a statutory declaration in form and substance reasonably acceptable to the Parent, the Company or Holdco, as the case may be, sworn by such holder, or if such holder is a body corporate, sworn by a director of such holder, confirming that none of the events prohibited by Subsection 26.3(a) has occurred at any time except with the Parent's prior written consent (a "No Transfer Declaration").

26.4 DEFINITIONS. In the Share Provisions, unless something in the subject matter or context is inconsistent:

         "AFFILIATE" of any person means any other person directly or indirectly controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any person, means the possession by another person, directly or indirectly, of the power to direct or cause the direction of the management and policies of that first mentioned person, whether through the ownership of voting securities, by contract or otherwise.

         "AUTOMATIC REDEMPTION DATE" means the date for the automatic redemption by the Company of Exchangeable Shares pursuant to Article 28.12, being the earliest of the following:

         (i) the time of and simultaneously with the closing of any amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares that will be a taxable event for the holders of Parent Common Shares;

        (ii) February 1 of the year immediately following any calendar year other than 1998 during which the total number of Exchangeable Shares outstanding or capable at being outstanding upon conversion of the Convertible Shares and the promissory notes issued under Section 2.2(a) of the Stock Purchase Agreement (other than Exchangeable Shares held by Parent or Holdco) is less than 25% of the sum of (1) the number of Exchangeable Shares underlying the Convertible Shares issued at the Initial Closing (as defined in the Stock Purchase Agreement); (2) the number of Exchangeable Shares underlying the Convertible Shares, if any, issued at the Bonus Closing (as defined in the Stock Purchase Agreement);
                  (3) the number of Exchangeable Shares underlying the Convertible Shares or the number of Exchangeable Shares, as the case may be, if any, issued at the Second Closing (as defined in the Stock Purchase Agreement); and (4) the number of Exchangeable Shares into which the promissory notes issued under Section 2.2(a) of the Stock Purchase Agreement may be converted, in each case as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision, combination or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares; and

        (iii)     the fifteenth anniversary of the Parent IPO Date.

         "AUTOMATIC CONVERSION RIGHT" has the meaning ascribed to it in Subsection 27.9.

         "AUTOMATIC EXCHANGE RIGHT" has the meaning ascribed thereto in Subsection 28.9(b).

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Vancouver, British Columbia and Houston, Texas.

         "CANADIAN DOLLAR EQUIVALENT" means in respect of an amount expressed in United States Dollars (the "US$ Amount") at any date, the product obtained by multiplying (i) the US$ Amount by (ii) the exchange rate of Canadian dollars for United States dollars as published by the Wall Street Journal on the last Business Day prior to such date or, in the event such exchange rate is not available, such exchange rate on such date as may be deemed by the Board of Directors to be appropriate for such purpose.

         "COMMON SHARES" means the Common Shares without par value.

         "CONTROL" of any body corporate means the right to exercise a majority of votes that may be cast at a general meeting of shareholders of such body corporate; and

         "CHANGE OF CONTROL" of any body corporate means the acquisition of a sufficient number of shares to give the holder Control of such body corporate other than by a person who is the spouse of the former holder of such shares or by a "spouse trust" (within the meaning of the Income Tax Act (Canada)) in relation to such former holder.

         "CONVERTIBLE SHARES" means the Class A Preferred Convertible Shares without par value.

         "CURRENT MARKET PRICE" means, in respect of the Parent Common Shares
         (i) on the Parent IPO Date, the price to the public for each Parent Common Share sold in the Parent IPO; and (ii) on any other date, the Canadian Dollar Equivalent of the average of the high and the low trades of the Parent Common Shares (as reported in the Wall Street Journal) for each of the 10 trading days before such date; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of Parent Common Shares during such period does not create a market which reflects the fair market value of a Parent Common Share, then the Current Market Price of a Parent Common Share shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

         "DIVIDEND AMOUNT" means (i) in connection with the Convertible Shares, an amount equal to the full amount of all dividends and distributions declared and unpaid on each Convertible Share; and (ii) in connection with the Exchangeable Shares, an amount equal to the full amount of all dividends and distributions declared and unpaid on each Exchangeable Share and all dividends and distributions declared on a Parent Common Share that have not been declared on each Exchangeable Share in accordance with Article 28.3, in each case, with a record date prior to the effective date of the exchange of such Exchangeable Share for a Parent Common Share.

         "EXCHANGE RIGHT" has the meaning ascribed thereto in Section 5.1 of the Trust Agreement.

         "EXCHANGEABLE SHARES" means the Class B Preferred Exchangeable Shares without par value.

         "HOLDCO" means Raintree Resorts Holdings ULC, an unlimited company incorporated under the laws of the Province of Nova Scotia.

         "LIQUIDATION" means for any company, the liquidation, dissolution or winding-up of such company, whether voluntary or involuntary, or any other distribution of the assets of such company among its shareholders for the purpose of winding-up its affairs.

         "LIQUIDATION AMOUNT" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.4(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.7(a).

         "LIQUIDATION CALL EXERCISING PARTY" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.5(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.8(a).

         "LIQUIDATION CALL RIGHT" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.5(a); and
         (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.8(a).

         "LIQUIDATION CALL PURCHASE PRICE" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.5(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.8(a).

         "LIQUIDATION DATE" has the meaning ascribed thereto in Subsection 27.4
         (a).

         "NO TRANSFER DECLARATION" has the meaning ascribed to it in Subsection 26.3(b).

         "OPTIONAL CONVERSION RIGHT" has the meaning ascribed to it in Subsection 27.10(a).

         "PARENT" means Raintree Resorts International, Inc., a corporation organized and existing under the laws of the State of Nevada, and any successor corporation.

         "PARENT COMMON SHARES" mean the shares of common stock of the Parent, with a par value of US$0.001 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

         "PARENT DIVIDEND DECLARATION DATE" means the date on which the board of directors of the Parent declares any dividend on the Parent Common Shares.

         "PARENT IPO" means the initial underwritten public offering of the Parent Common Shares pursuant to an effective registration statement under the Securities Act of 1933, as amended.

         "PARENT IPO DATE" means the date of the closing of the Parent IPO.

         "PARENT IPO PRICE" means the price to the public for each Parent Common Share sold in the Parent IPO.

         "PARENT LIQUIDATION EVENT" has the meaning ascribed thereto in Subsection 28.9(a).

         "PARENT LIQUIDATION EVENT EFFECTIVE DATE" has the meaning ascribed thereto in Subsection 28.9(c).

         "PARENT STOCK TENDER OFFER" has the meaning ascribed thereto in
         Section 6.8 of the Trust Agreement.

         "REDEMPTION CALL EXERCISING PARTY" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.7(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.13(a).

         "REDEMPTION CALL PURCHASE PRICE" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.7(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.13(a).

         "REDEMPTION CALL RIGHT" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.7(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.13(a).

         "REDEMPTION DATE" has the meanings ascribed thereto in Subsections 27.6(a) and 27.6(b).

         "REDEMPTION PRICE" (i) in connection with the Convertible Shares, has the meaning ascribed thereto in Subsection 27.6(a); and (ii) in connection with the Exchangeable Shares, has the meaning ascribed thereto in Subsection 28.12(a).

         "RETRACTED SHARES" has the meaning ascribed thereto in Subsection
         28.10.

         "RETRACTION CALL EXERCISING PARTY" has the meaning ascribed thereto in Subsection 28.11(a).

         "RETRACTION CALL PURCHASE PRICE" has the meaning ascribed thereto in Subsection 28.11(a).

         "RETRACTION CALL RIGHT" has the meaning ascribed thereto in Subsection 28.11(a).

         "RETRACTION DATE" means the fifth (5th) Business Day after the date on which a Retraction Request is received by the Company except if such Retraction Request states that it is being made for the purpose of participating in a Parent Stock Tender Offer, in which case, "RETRACTION DATE" shall mean the date, if any, on which such Parent Stock Tender Offer closes.

         "RETRACTION PRICE" has the meaning ascribed thereto in Subsection 28.10
         (a).

         "RETRACTION REQUEST" has the meaning ascribed thereto in Subsection 28. 10(a).

         "SHARE PROVISIONS" has the meaning ascribed to it in Article 26.1.

         "STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of the 27th day of July, 1998 among the Parent, the Company, Raintree Resorts Canada, LLC, G.B. Properties Ltd., K.B. Ventures Ltd., M.M. &
         M. Management Ltd., Shawndra Enterprises Ltd., N. Kent Bubbs, Patricia
         J. Bubbs, Geraldine L. Bubbs, G. Michael McGeough, Whiski Jack Resorts Ltd. and Northface Realty Co. Ltd., a copy of which will be available at the records office of the Company.

         "TRUST AGREEMENT" means the Voting, Support and Exchange Trust Agreement between the Company, the Parent and the Trustee, made as of the 27th day of July, 1998, a copy of which will be available at the records office of the Company.

         "TRUSTEE" means Holdco, as trustee.


                                    PART 27

                          CONVERTIBLE SHARE PROVISIONS

                         RANKING OF CONVERTIBLE SHARES

27.1 SENIOR RANKING. The Convertible Shares shall rank senior to the Exchangeable Shares and the Common Shares, and shall be entitled to a preference over the Exchangeable Shares, Common Shares and any other shares ranking junior to the Convertible Shares, with respect to the payment of dividends and the distribution of assets in the event of the Liquidation of the Company as and to the extent provided in these Share Provisions.


                   VOTING RIGHTS OF CONVERTIBLE SHAREHOLDERS

27.2 VOTING RIGHTS. Except as required by applicable law or the provisions of Parts 30 hereof, a holder of a Convertible Share shall not, as such, be entitled to receive notice of or attend in person or by proxy or vote at any general meeting of the Company.

                 DIVIDENDS PAYABLE TO CONVERTIBLE SHAREHOLDERS

27.3     DIVIDENDS.

         (a) The holders of Convertible Shares shall be entitled to receive and the Company shall pay, out of the assets of the Company properly applicable to the payment of dividends, a fixed annual cumulative preferential dividend equal to US$10 per share each year, payable in four equal payments of US$2.50 per share on January 31, April 30, July 31 and October 31 each year, provided that (i) dividends shall begin to accrue on each Convertible Share upon its issuance; and (ii) the first dividend payment shall be made on October 31, 1998 and shall be prorated accordingly. The holders of the Convertible Shares shall not be entitled in any year to any further dividend.

         (b) If on any payment date for any dividends declared on the Convertible Shares under Section 27.3(a), the dividends are not paid in full on all of the Convertible Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.


                            DISTRIBUTIONS PAYABLE TO
                    CONVERTIBLE SHAREHOLDERS ON LIQUIDATION

27.4     DISTRIBUTION OF LIQUIDATION AMOUNT.

         (a) In the event of the Liquidation of the Company, a holder of Convertible Shares shall be entitled, subject to applicable law and the due exercise by the Parent or Holdco of the Liquidation Call Right, to receive from the assets of the Company in respect of each Convertible Share held by such holder on the effective date (the "Liquidation Date") of such Liquidation, an amount per share equal to (i) US$100, plus
                  (ii) the Dividend Amount (collectively the "Liquidation Amount").

         (b)      In the case of a distribution on Convertible Shares under this
                  Article 27.4, on or promptly after the Liquidation Date, and subject to the due exercise by the Parent or Holdco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Convertible Shares the Liquidation Amount for each such Convertible Share upon presentation and surrender at the registered office of the Company of the certificates representing such Convertible Shares, together with such other documents and instruments as may be required to effect a transfer of Convertible Shares under the Company Act and such additional documents and instruments as the Company may reasonably require. Payment of the total Liquidation Amount for such Convertible Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Convertible Shares or by holding for pick up by the holder at the registered office of the Company, a cheque of the Company payable at par at any branch of the bankers of the Company, in the amount of the aggregate Liquidation
                  Amount payable to such holder. On and after the Liquidation Date, the holders of the Convertible Shares shall cease to be holders of such Convertible Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Convertible Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided.

         (c) The Company shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Convertible Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada and any interest paid on such deposit shall belong to the Company. Upon such deposit being made, the rights of the holders of Convertible Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount without interest for such Convertible Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions.

         (d) After the Company has satisfied its obligations to pay the holders of the Convertible Shares the Liquidation Amount per Convertible Share pursuant to this Article 27.4, such holders shall not be entitled to share in any further distribution of the assets of the Company.

27.5     LIQUIDATION CALL RIGHT.

         (a) Subject to the limitations set forth in Subsection 27.5(b), the Parent and Holdco shall each have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed Liquidation of the Company pursuant to Article 27.4, to purchase from all but not less than all of the holders (other than the Parent and Holdco) of Convertible Shares on the Liquidation Date all but not less than all of the Convertible Shares held by each such holder on payment by whichever of the Parent or Holdco is exercising such right (the "Liquidation Call Exercising Party") of an amount per share equal to (i) US$100, plus (ii) the Dividend Amount, if any, (collectively the "Liquidation Call Purchase Price"). Upon the exercise of the Liquidation Call Right by a Liquidation Call Exercising Party, each holder of Convertible Shares (other than the Parent or Holdco) shall be obligated to sell all the Convertible Shares held by the holder to such Liquidation Call Exercising Party on the Liquidation Date on payment by such Liquidation Call Exercising Party to the holder of the Liquidation Call Purchase Price for each such share.

         (b) Holdco shall be only entitled to exercise its Liquidation Call Right with respect to those holders of Convertible Shares, if any, in respect of which the Parent has not exercised its Liquidation Call Right. To exercise the Liquidation Call Right, a Liquidation Call Exercising Party must notify the Company of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary Liquidation of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary Liquidation of the Company. The Company will notify the holders of Convertible Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the Liquidation Call Exercising Party) forthwith after the expiry of the date by which the same may be exercised. If a Liquidation Call Exercising Party exercises the Liquidation Call Right in accordance herewith, such Liquidation Call Exercising Party will purchase and the holders of the Convertible Shares (other than the Parent or Holdco) will sell all of their Convertible Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

         (c) For the purposes of completing the purchase of the Convertible Shares pursuant to the exercise of a Liquidation Call Right, the Liquidation Call Exercising Party shall deposit with the Company, on or before the Liquidation Date, a cheque or cheques in the amount of the total Liquidation Call Purchase Price and any interest paid on such deposit shall belong to the Liquidation Call Exercising Party. Provided that the total Liquidation Call Purchase Price has been so deposited with the Company, on and after the Liquidation Date the rights of each holder of Convertible Shares (other than the Parent and Holdco) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the Liquidation Call Exercising Party upon presentation and surrender by the holder of certificates representing the Convertible Shares held by such holder in accordance with the following provisions. Upon presentation and surrender at the registered office of the Company of a certificate or certificates representing Convertible Shares, together with such other documents and instruments as may be required to effect a transfer of Convertible Shares under the Company Act and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Company on behalf of the Liquidation Call Exercising Party shall deliver to such holder, a cheque in payment of the holder's proportionate part of the total Liquidation Call Purchase Price.

         (d) If neither the Parent nor Holdco exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Convertible Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Company in connection with the Liquidation of the Company pursuant to Article 27.4.


                  REDEMPTION OF CONVERTIBLE SHARES BY COMPANY

27.6     REDEMPTION BY COMPANY.

         (a) Subject to applicable law and the due exercise by either the Parent or Holdco of its Redemption Call Right, commencing on January 31, 1999, the Company shall, on January 31, April 30, July 31 and October 31 of every year that any Convertible Shares are issued and outstanding (each a "Redemption Date"), redeem the number of Convertible Shares which is the lesser of (i) 5,000 and (ii) the number of Convertible Shares then issued and outstanding, for an amount per share equal to (A) US$100, plus (B) the Dividend Amount (collectively, the "Redemption Price"). If there is more than one holder of Convertible Shares on any Redemption Date, the Company shall redeem such shares pro rata according to the number of Convertible Shares held by each such holder. If only part of the Convertible Shares represented by any certificate is called for redemption, a new certificate for the balance of such Convertible Shares shall be issued to the holder at the expense of the Company. The Company shall, at least 20 Business Days before each such Redemption Date, send or cause to be sent to Parent, Holdco and each holder of Convertible Shares, a notice in writing (the "Redemption Notice") setting out the Redemption Date, the number of Convertible Shares to be redeemed, the Redemption Price and particulars of the Redemption Call Right.

         (b) Subject to applicable law and the due exercise by either Parent or Holdco of its Redemption Call Right, if the Parent IPO Date occurs on a date (a "Redemption Date") later than January 31, 1999, the Company shall on such Redemption Date, have the option to redeem all the Convertible Shares that have not been redeemed or converted into Exchangeable Shares prior thereto for an amount per share equal to the Redemption Price.

         (c) Subject to the exercise by the Parent or Holdco of a Redemption Call Right, the Company shall, on each Redemption Date, cause to be paid to the holders of the Convertible Shares to be redeemed on such date, the Redemption Price for each such Convertible Share upon presentation and surrender at the registered office of the Company of the certificates representing such Convertible Shares, together with such other documents and instruments as may be required to effect a transfer of Convertible Shares under the Company Act and such additional documents and instruments as the Company may reasonably require. Payment of the aggregate Redemption Price for such Convertible Shares held by a holder shall be made by delivery to such holder, at the address of the holder recorded in the securities register of the Company or by holding for pick up by such holder at the registered office of the Company, of a cheque of the Company payable at par at any branch of the bankers of the Company in the amount of such aggregate Redemption Price. On and after the Redemption Date, the holders of the Convertible Shares called for redemption shall cease to be holders of such Convertible Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to such holder for such Convertible Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

         (d) The Company shall have the right at any time after the sending of notice of its intention to redeem the Convertible Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Convertible Shares so called for redemption, or of such of the said Convertible Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest paid on such deposit shall belong to the Company. Upon the later of such deposit being made and the Redemption Date, the Convertible Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Convertible Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions.

27.7     REDEMPTION CALL RIGHT.

         (a) Subject to the limitations set forth in Subsection 27.7(b), the Parent and Holdco shall each have the overriding right (a "Redemption Call Right"), notwithstanding the proposed redemption of the Convertible Shares called for redemption by the Company pursuant to Article 27.6 on any Redemption Date, to purchase from all but not less than all of the holders of such Convertible Shares (other than the Parent or Holdco), on the last Business Day prior to such Redemption Date, all but not less than all of the Exchangeable Shares to be issued to such holders upon the automatic conversion of such Convertible Shares into Exchangeable Shares pursuant to Subsection 27.7(b), on payment by whichever of the Parent or Holdco is exercising such right (the "Redemption Call Exercising Party") to the holder of an amount per share equal to (i) US$100, plus (ii) the Dividend Amount (collectively, the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right, each holder of Convertible Shares called for redemption (other than the Parent or Holdco) shall be obligated to sell all the Exchangeable Shares to be issued upon the automatic conversion of such Convertible Shares pursuant to Subsection 27.7(b) to the Redemption Call Exercising Party on the last Business Day prior to the Redemption Date on payment by the Redemption Call Exercising Party to such holder of the Redemption Call Purchase Price for each such share.

         (b) Holdco shall only be entitled to exercise its Redemption Call Right with respect to those holders of Convertible Shares, if any, in respect of which the Parent has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, a Redemption Call Exercising Party must notify the Company in writing of its intention to exercise such right at least 10 Business Days before the Redemption Date. The Company will notify the holders of the Convertible Shares as to whether the Redemption Call Right has been exercised (such notice to specify the Redemption Call Exercising Party) forthwith after the expiry of the date by which the same may be exercised. If a Redemption Call Exercising Party exercises its Redemption Call Right with respect to the Convertible Shares called for redemption on any Redemption Date, on the last Business Day before such Redemption Date (i) the right of the Company to redeem such Convertible Shares called for redemption pursuant to Article 27.6 shall terminate at such time; (ii) each such Convertible Share called for redemption shall be automatically converted into one Exchangeable Share;
                  (iii) each holder of such Convertible Shares called for redemption shall cease to be the holder of such Convertible Shares and shall be considered and deemed for all purposes to be the holder of one Exchangeable Share for each such Convertible Share; (iv) the certificates held by such holder representing such Convertible Shares called for redemption shall thereafter be deemed to represent the Exchangeable Shares into which such Convertible Shares were automatically converted; and (v) the Redemption Call Exercising Party will purchase and the former holders of such Convertible Shares called for redemption (other than the Parent or Holdco) will sell all the Exchangeable Shares into which such Convertible Shares were automatically converted for a price per share equal to the Redemption Call Purchase Price.

         (c) For the purposes of completing the purchase of Exchangeable Shares pursuant to the exercise of any Redemption Call Right, the Redemption Call Exercising Party shall deposit with the Company, on or before the applicable Redemption Date, a cheque or cheques in the amount of the total Redemption Call Purchase Price and interest paid on such deposit shall belong to the Redemption Call Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Company, on and after the last Business Day prior to such Redemption Date, the rights of each holder of Convertible Shares called for redemption on such date (other than the Parent or Holdco) with respect to such Convertible Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by the Redemption Call Exercising Party upon presentation and surrender by the holder of certificates previously representing such Convertible Shares held by such holder in accordance with the following provisions. Upon presentation and surrender at the registered office of the Company of a certificate or certificates previously representing the Convertible Shares called for redemption on such Redemption Date and deemed to represent the Exchangeable Shares into which they were converted, together with such other documents and instruments as may be required to effect the automatic conversion of such Convertible Shares into Exchangeable Shares and a subsequent transfer of such Exchangeable Shares under the Company Act and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Company on behalf of the Redemption Call Exercising Party shall deliver to such holder, a cheque in payment of the holder's proportionate part of the total Redemption Call Purchase Price. If only part of the Convertible Shares represented by any certificate is converted into Exchangeable Shares and subsequently transferred to the Redemption Call Exercising Party, a new certificate for the balance of such Convertible Shares shall be issued to the holder at the expense of the Company.

         (d) If a Redemption Call Right is exercised in respect of the Convertible Shares called for redemption on any Redemption Date, the automatic conversion of such Convertible Shares into Exchangeable Shares and the subsequent transfer of such Exchangeable Shares to the Redemption Call Exercising Party pursuant to Subsection 27.7(b) shall be deemed to have occurred on the last Business Day prior to such Redemption Date, and each former holder of such Convertible Shares shall be deemed to have (i) transferred to the Company all of such holder's right, title and interest in and to such Convertible Shares, and (ii) subsequently transferred to the Redemption Call Exercising Party all of such holder's right, title and interest in and to the Exchangeable Shares issued upon such automatic conversion and shall first cease to be a holder of such Convertible Shares and then cease to be a holder of the Exchangeable Shares into which they shall have been converted, and provided that the Redemption Call Exercising Party shall have delivered to the Company a cheque or cheques in the amount of the total Redemption Call Purchase Price, the Company shall deliver to the Redemption Call Exercising Party or hold for pick up by the Redemption Call Exercising Party at the registered office of the Company, a certificate for the number of Exchangeable Shares deliverable to it pursuant to the exercise of its Redemption Call Right (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim), and the Redemption Call Exercising Party shall be considered and deemed for all purposes to be the holder of the Exchangeable Shares delivered to it, or held by the Company on its behalf.

         (e) If neither the Parent or Holdco exercises the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Convertible Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the

                  Company in connection with the redemption of the Convertible Shares pursuant to Article 27.6.


         CONVERSION OF CONVERTIBLE SHARES INTO EXCHANGEABLE SHARES

27.8     NOTICE OF PARENT IPO.

         (a) If the Parent IPO is expected to take place, the Parent shall give the Company written notice of such event at least 10 Business Days prior to the initial filing of a registration statement with respect thereto. Immediately following receipt by the Company from the Parent of such notice, the Company will give notice thereof to the holders of Convertible Shares. Such notice shall be provided by the Parent to the Company.

         (b) If the Company reasonably expects the Parent IPO Date to occur on or before March 31, 1999 and if a registration statement is filed by October 31, 1998, such notices shall include a brief description of the automatic conversion of Convertible Shares into Exchangeable Shares for Parent Common Shares provided for in Subsection 27.9 below (the "Automatic Conversion Right"). If the Company reasonably expects the Parent IPO Date to occur after March 31, 1999, such notices shall include a brief description of the holder's option to convert Convertible Shares into Exchangeable Shares provided for in Subsection 27.10 below and the Company's right to redeem such Convertible Shares provided for in Subsection 27.6(b).

27.9     AUTOMATIC CONVERSION.

         (a) If a registration statement with respect to the Parent IPO is filed prior to November 1, 1998 and if the Parent IPO Date occurs on or before March 31, 1999, then on such Parent IPO Date, all the Convertible Shares shall be automatically converted into Exchangeable Shares. The number of Exchangeable Shares into which each Convertible Share shall be converted shall be equal to the quotient of (i) the sum of US$100 plus the Dividend Amount divided by (ii) the Parent IPO Price, provided that the aggregate number of Exchangeable Shares to be issued to any holder upon the conversion hereunder of the Convertible Shares held by such holder shall be rounded down to the closest whole number. Each holder of Convertible Shares shall be deemed to have transferred to the Company all of such holder's right, title and interest in and to such Convertible Shares and shall cease to be a holder of such Convertible Shares or entitled to receive any Dividend Amount thereon, all as of such Parent IPO Date, and the Company shall deliver to each holder of Convertible Shares at the address of the holder recorded in the securities register of the Company or hold for pick up by the holder at the registered office of the Company, a certificate for the number of Exchangeable Shares deliverable to such holder upon the automatic conversion of Convertible Shares for Exchangeable Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim).

         (b) Concurrently with each such holder ceasing to be a holder of Convertible Shares, such holder shall be considered and deemed for all purposes to be the holder of the Exchangeable Shares delivered to it, or held by the Company on its behalf, pursuant to such automatic conversion, and the certificates held by such holder previously representing the Convertible Shares shall thereafter be deemed to represent the Exchangeable Shares delivered to such holder pursuant to such automatic conversion. Upon the request of any such former holder of Convertible Shares and the presentation and surrender at the registered office of the Company by such holder of Convertible Share certificates deemed to represent Exchangeable Shares, duly endorsed in blank and accompanied by such instruments of transfer as the Company may reasonably require, the Company shall deliver or cause to be delivered to such holder certificates representing the Exchangeable Shares of which such holder is the holder.

27.10    CONVERSION AT OPTION OF HOLDER.

         (a) If the Parent IPO Date has not occurred by March 31, 1999, any holder of a Convertible Share shall be entitled at his option to convert any Convertible Share held by him into Exchangeable Shares simultaneously with the Parent IPO subject to and in accordance with the following provisions (the "Optional Conversion Right"). The number of Exchangeable Shares into which each Common Share shall be converted shall be equal to the quotient of (i) the sum of US$100 plus the Dividend Amount divided by (ii) the Parent IPO Price, provided that the aggregate number of Exchangeable Shares to be issued to any holder upon the conversion hereunder of the Convertible Shares held by such holder shall be rounded down to the closest whole number.

         (b) If the Company gives notice to any holder of Convertible Shares of a Parent IPO with a Parent IPO Date scheduled to occur on a date later than March 31, 1999, if such holder wishes to exercise the Optional Conversion Right with respect to all or a portion of the Convertible Shares held by such holder, such holder shall do so in accordance with the provisions of Subsection 27.10(c) within 5 Business Days after receipt of such notice, failing which, such holder shall thereafter cease to have any right to exercise the Optional Conversion Right with respect to any Convertible Share held by such holder unless the Parent withdraws the registration statement with respect to the Parent IPO, in which case, such holder's Optional Conversion Right shall be restored on and as of the date of such withdrawal. In addition, if any holder fails to exercise such Optional Conversion Right in accordance with the foregoing provisions, all the Convertible Shares of such holder shall be redeemed by the Company on such Parent IPO Date pursuant to the provisions of Subsection 27.6(b).

         (c) Any holder of Convertible Shares may exercise the holder's Optional Conversion Right by presenting and surrendering at the registered office of the Company the certificate representing the Convertible Shares to be converted into Exchangeable Shares, together with a written notice stating that such holder irrevocably exercises its Optional Conversion Right with respect to such Convertible Shares and such other documents and instruments as may be required to effect a transfer of Convertible Shares under the Company Act and such additional documents and instruments as the Company may reasonably require. Upon receipt thereof, subject to applicable law, the Company shall forthwith deliver to each such holder, at the address of the holder recorded in the securities register of the Company or hold for pick up by the holder at the registered office of the Company, a certificate registered in the name of the holder representing the aggregate number of Exchangeable Shares deliverable by the Company to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim).

         (d) If the holder shall have exercised such Optional Conversion Right with respect to any Convertible Share held by such holder after receiving notice of a Parent IPO pursuant to Subsection 27.10(b), such Convertible Shares shall be converted into Exchangeable Shares and the Company shall deliver certificates representing Exchangeable Shares to the holder in accordance with the foregoing provisions if and only if such Parent IPO closes on or before the scheduled Parent IPO Date, failing which, such Convertible Shares will not be converted into Exchangeable Shares pursuant to such exercise of the holder's Optional Conversion Right and the Company shall forthwith return to such holder, in accordance with the foregoing provisions, the certificates representing the Convertible Shares held by such holder that were to have been converted, together with all other documents and instruments delivered by such holder to the Company in connection therewith.

         (e) If only a part of the Convertible Shares represented by any certificate is converted into Exchangeable Shares, a new certificate for the balance of such Convertible Shares shall be issued to the holder at the expense of the Company.


                       ALTERATIONS OF CONVERTIBLE SHARES

27.11 NO ALTERATION OF CONVERTIBLE SHARES. The Company shall not subdivide, consolidate or change the number of authorized Convertible Shares unless it simultaneously takes such steps, if any, as may be necessary to ensure that the number of authorized but unissued Exchangeable Shares immediately after such alteration will be sufficient to effect the conversion of all authorized Convertible Shares pursuant to any of Articles 27.7, 27.9 or 27.10 hereof immediately after such alteration.


                         TRANSFER OF CONVERTIBLE SHARES

27.12 TRANSFER OF CONVERTIBLE SHARES. Notwithstanding any other provision herein, no Convertible Share may be transferred by any holder to any person except after complying with the provisions of Article 26.3.


                                    PART 28

                         EXCHANGEABLE SHARE PROVISIONS

                         RANKING OF EXCHANGEABLE SHARES

28.1 RANKING. The Exchangeable Shares shall rank junior to the Convertible Shares, and shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the Liquidation of the Company and to the extent provided in this Part 28.

                   VOTING RIGHTS OF EXCHANGEABLE SHAREHOLDERS

28.2 VOTING RIGHTS. Except as required by applicable law and the provisions of Parts 30 and 31 hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting.


                 DIVIDENDS PAYABLE TO EXCHANGEABLE SHAREHOLDERS

28.3 DIVIDENDS. A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each Parent Dividend Declaration Date, declare a dividend on each Exchangeable Share:

         (a) in the case of a cash dividend declared on the Parent Common Shares, in an amount in cash for each Exchangeable Share equal to the Canadian Dollar Equivalent of the cash dividend declared on each Parent Common Share; or

         (b) in the case of a stock dividend declared on the Parent Common Shares to be paid in Parent Common Shares, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of Parent Common Shares to be paid on each Parent Common Share; or

         (c) in the case of a dividend declared on the Parent Common Shares in property other than cash or Parent Common Shares, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Article 2.8 of the Trust Agreement) the type and amount of property declared as a dividend on each Parent Common Share. Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company.

28.4 PAYMENT OF DIVIDENDS. Cheques of the Company payable at par at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Subsection 28.3(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Subsection 28.3(b) and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 28.3(c) shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

28.5 RECORD AND PAYMENT DATE. The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Article 28.3 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the Parent Common Shares.

28.6 PARTIAL PAYMENT. If on any payment date for any dividends declared on the Exchangeable Shares under Article 28.3, the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Company shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.


         DISTRIBUTION TO EXCHANGEABLE SHAREHOLDERS ON LIQUIDATION

28.7     DISTRIBUTION OF LIQUIDATION AMOUNT.

         (a) In the event of the Liquidation of the Company, a holder of Exchangeable Shares shall be entitled, subject to applicable law and the due exercise by the Parent or Holdco of the Liquidation Call Right, to receive from the assets of the Company in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such Liquidation, before any distribution of any part of the assets of the Company among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by the Company causing to be delivered to such holder one Parent Common Share, plus (ii) the Dividend Amount (collectively the "Liquidation Amount").

         (b) In the case of a distribution on Exchangeable Shares under this Article 28.7, on or promptly after the Liquidation Date, and subject to the due exercise by the Parent or Holdco of the Liquidation Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender at the registered office of the Company of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act, a No Transfer Declaration and such additional documents and instruments as the Company may reasonably require. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Company, of certificates representing Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of the aggregate Liquidation Amount payable to such holder. On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided.

         (c) The Company shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the total Liquidation Amount in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account with any chartered bank or trust company in Canada and any interest paid on such deposit shall belong to the Company. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount without interest for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Liquidation Amount, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the Parent Common Shares delivered to them.

         (d) After the Company has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to this Article 28.7, such holders shall not be entitled to share in any further distribution of the assets of the Company.

28.8     LIQUIDATION CALL RIGHT.

         (a) Subject to the limitations set forth in Subsection 28.8(b), the Parent and Holdco shall each have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed Liquidation of the Company pursuant to Article 28.7, to purchase from all but not less than all of the holders (other than the Parent and Holdco) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of the Parent or Holdco is exercising such right (the "Liquidation Call Exercising Party") of an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one Parent Common Share, plus
                  (ii) the Dividend Amount, if any, (collectively the "Liquidation Call Purchase Price") without interest. Upon the exercise of the Liquidation Call Right by a Liquidation Call Exercising Party, each holder of Exchangeable Shares (other than the Parent or Holdco) shall be obligated to sell all the Exchangeable Shares held by the holder to such Liquidation Call Exercising Party on the Liquidation Date on payment by such Liquidation Call Exercising Party to the holder of the Liquidation Call Purchase Price for each such share.

         (b) Holdco shall be only entitled to exercise its Liquidation Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which the Parent has not exercised its Liquidation Call Right. To exercise the Liquidation Call Right, a Liquidation Call Exercising Party must notify the Company of its intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary Liquidation of the Company and at least five Business Days before the Liquidation Date in the case of an involuntary Liquidation of the Company. The Company will notify the holders of Exchangeable Shares as to whether or not a Liquidation Call Right has been exercised (such notice to specify the Liquidation Call Exercising Party) forthwith after the expiry of the date by which the same may be exercised. If a Liquidation Call Exercising Party exercises the Liquidation Call Right in accordance herewith, all of the obligations of the Company under Article 28.7 shall terminate and such Liquidation Call Exercising Party will purchase and the holders of the Exchangeable Shares (other than the Parent or Holdco) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

         (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the exercise of a Liquidation Call Right, the Liquidation Call Exercising Party shall deposit with the Company, on or before the Liquidation Date, certificates representing the aggregate number of Parent Common Shares deliverable by the Liquidation Call Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price and any interest paid on such deposit shall belong to the Liquidation Call Exercising Party. Provided that the total Liquidation Call Purchase Price has been so deposited with the Company, on and after the Liquidation Date the rights of each holder of Exchangeable Shares (other than the Parent and Holdco) will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by the Liquidation Call Exercising Party upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions, and such holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it. Upon surrender to the Company of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act, a No Transfer Declaration and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Company on behalf of the Liquidation Call Exercising Party shall deliver to such holder, a certificate representing the Parent Common Shares to which the holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Liquidation Call Purchase Price.

         (d) If neither the Parent nor Holdco exercises its Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Company in connection with the liquidation, dissolution or winding-up of the Company pursuant to Article 28.7.

28.9     AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

         (a) The Parent shall give the Company written notice of each of the following events (each a "Parent Liquidation Event") at the time set forth below:

                  (i) in the event of any determination by the board of directors of the Parent to institute voluntary Liquidation proceedings with respect to the Parent, at least 60 days prior to the proposed effective date of such Liquidation; and

                  (ii) immediately, upon receipt by the Parent of written notice of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary Liquidation of the Parent.

         (b) Immediately following receipt by the Company from the Parent of notice of any Parent Liquidation Event contemplated by Subsection 28.9(a)(i) or 28.9(a)(ii), the Company will give notice thereof to the holders of Exchangeable Shares. Such notice shall be provided by the Parent to the Company and shall include a brief description of the automatic exchange of Exchangeable Shares for Parent Common Shares provided for in Subsection 28.9(d) below (the "Automatic Exchange Right").

         (c) In order that the holders of Exchangeable Shares (other than the Parent and Holdco) will be able to participate on a pro rata basis with the holders of Parent Common Shares in the distribution of assets of the Parent in connection with a Parent Liquidation Event, on the fifth Business Day prior to the effective date (the "Parent Liquidation Event Effective Date") of a Parent Liquidation Event all of the then outstanding Exchangeable Shares (other than Exchangeable Shares held by the Parent or Holdco) shall be automatically exchanged for Parent Common Shares. To effect such automatic exchange, the Parent shall purchase each Exchangeable Share outstanding on the fifth Business Day prior to the Parent Liquidation Event Effective Date and held by a holder of Exchangeable Shares (other than the Parent or Holdco), and each such holder shall sell the Exchangeable Shares held by it at such time, for a purchase price per share equal to (i) the Current Market Price of a Parent Common Share on the fifth Business Day prior to the Parent Liquidation Event Effective Date, which shall be satisfied in full by the Parent delivering to such holder one Parent Common Share, plus (ii) the Dividend Amount, if any.

         (d) On the fifth Business Day prior to the Parent Liquidation Event Effective Date, the closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for Parent Common Shares shall be deemed to have occurred, and each holder of Exchangeable Shares (other than the Parent and Holdco) shall be deemed to have transferred to the Parent all of such holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares and the Parent shall deliver or cause to be delivered to the Company, for delivery to such holders, the certificates for the number of Parent Common Shares deliverable upon the automatic exchange of Exchangeable Shares for Parent Common Shares (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance, security interest or adverse claim) and a cheque for the balance, if any, of the total purchase price for such Exchangeable Shares and any interest on such deposit shall belong to the Parent. Concurrently with each such holder ceasing to be a holder of Exchangeable Shares, such holder shall be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to it, or to the Company on its behalf, pursuant to the automatic exchange of Exchangeable Shares for Parent Common Shares and the certificates held by such holder previously representing the Exchangeable Shares exchanged by such holder with the Parent pursuant to such automatic exchange shall thereafter be deemed to represent the Parent Common Shares delivered to such holder by the Parent pursuant to such automatic exchange. Upon the request of any such former holder of Exchangeable Shares and the presentation and surrender at the registered office of the Company by such holder of Exchangeable Share certificates deemed to represent Parent Common Shares, duly endorsed in blank and accompanied by such instruments of transfer as the Parent may reasonably require, the Company shall deliver or cause to be delivered to such holder certificates representing the Parent Common Shares of which such holder is the holder and a cheque in payment of the remaining portion, if any, of the purchase price.


                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

28.10    RETRACTION AT OPTION OF HOLDER.

         (a) Subject to applicable law and the due exercise by either the Parent or Holdco of a Retraction Call Right, a holder of Exchangeable Shares shall be entitled at any time to require the Company to redeem on the Retraction Date, any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date, which shall be satisfied in full by the Company causing to be delivered to such holder one Parent Common Share for each Exchangeable Share presented and surrendered by the holder, plus (ii) the Dividend Amount, if any (collectively the "Retraction Price"). To effect such redemption, the holder shall present and surrender at the registered office of the Company, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Company redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act, a No Transfer Declaration and such additional documents and instruments as the Company may reasonably require together with a duly executed statement (the "Retraction Request") in the form set out below or in such other form as may be acceptable to the Company specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the
                  Company:

                                  RETRACTION REQUEST


          TO:     Raintree Resorts International Canada Ltd. (the "Company")

          CC:     Raintree Resorts Holdings Ltd. ("Holdco")
                  Raintree Resorts International, Inc. (the "Parent")


          This notice is given pursuant to Part 28 of the Articles of the Company (the "Exchangeable Share Provisions"). All capitalized words and expressions used in this notice which are defined in Article 26.4 of the Articles of the Company shall have the same meanings ascribed to such words and expressions therein.

          The undersigned hereby notifies the Company that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Company redeem in accordance with Article 28.10 of the Exchangeable Share Provisions:

          (a) all share(s) represented by the attached share certificate; or

          (b) _____________________ share(s) only.

          [ ] By checking this box, the undersigned hereby notifies the Company that this Retraction Request is being made for the purpose of participating in a Parent Stock Tender Offer and is conditional upon the closing thereof.

          The undersigned acknowledges the Retraction Call Right of the Parent or Holdco to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to the Parent or Holdco, as the case may be, in accordance with the Retraction Call Right on the Retraction Date for the Retraction Call Purchase Price and on the other terms and conditions set out in
          Article 28.11 of the Exchangeable Share Provisions. If neither the Parent nor Holdco determines to exercise its Retraction Call Right, the Company will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to the Parent or Holdco, may be revoked and withdrawn by the undersigned by notice in writing given to the Company at any time before the close of business on the Business Day immediately preceding the Retraction Date.

          The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Company is unable to redeem all Retracted Shares because of an Insolvency Event (as defined in the Trust Agreement) the undersigned will be deemed to have exercised the Exchange Right so as to require the Parent or Holdco, at the option of the Parent, to purchase the unredeemed Retracted Shares.

          The undersigned hereby represents and warrants to the Company, the Parent and Holdco that the undersigned has good title to, and owns, the share(s) represented by the attached share certificate(s) to be acquired by the Company, the Parent or Holdco, as the case may be, free and clear of all liens, claims and encumbrances.

          Date: ___________________________________

          ------------------------------------------
          Signature of Shareholder
          ------------------------------------------
          Signature Guaranteed by


          Please check box if the securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the registered office of the Company in Vancouver, failing which the securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

          [ ] Please hold securities and cheques at the registered office of the Company in Vancouver for pick up by shareholder.

          NOTE: The attached share certificate, together with such additional documents as the Company may require, must be deposited with the Company at its registered office in Vancouver. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Company and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed, all eligible transfer taxes are paid and the guarantee of the registered holder is guaranteed by a Canadian chartered bank or trust company or a member of a recognized stock exchange in Canada.

          ----------------------------------
          Name of Person in Whose Name Securities or Cheque(s) Are To Be Registered, Issued or Delivered (please print)

          ----------------------------------
          Street Address or P.O. Box

          ----------------------------------
          City -- Province

          NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Company will be issued and registered in the name of the shareholder as it appears on the register of the Company.

          (b)     In the case of a redemption of Exchangeable Shares under this
                  Article 28.10, and subject to the exercise of the Retraction Call Right, upon receipt by the Company in the manner specified in Subsection 28.10(a) of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Company redeem, together with a Retraction Request and a No Transfer Declaration, and provided that the Retraction Request is not revoked by the holder in the manner specified in Subsection 28.10(e), the Company shall redeem the Retracted Shares effective at the close of business on the Retraction Date. On the Retraction Date, the Company shall deliver to the relevant holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Company, a certificate representing the Parent Common Shares to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request and a cheque of the Company payable at par at any branch of the bankers of the Company in payment of the remaining portion, if any, of the total Retraction Price to which such holder is entitled, and such delivery of such certificate and cheque by the Company shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price to the extent that the same is represented by such share certificate and cheque, unless such cheque is not paid on due presentation. If only a part of the Exchangeable Shares represented by any certificate is redeemed, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Company.

          (c) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Company shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to it.

          (d) Notwithstanding any other provision of this Article 28.10, the Company shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Company believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that neither the Parent nor Holdco shall have exercised its Retraction Call Right with respect to the Retracted Shares, the Company shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction
                  Date as to the number of Retracted Shares which will not be redeemed by the Company. In any case in which the redemption by the Company of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law and more than one holder has delivered a Retraction Request, the Company shall redeem Retracted Shares in accordance with Subsection 28.10(b) on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Company, representing the Retracted Shares not redeemed by the Company pursuant to Subsection 28.10(b). Provided that the Retraction Request is not revoked by the holder in the manner specified in Subsection 28.10(e), and neither the Parent nor Holdco shall have exercised its Retraction Call Right in respect of any such Retracted
                  Shares, an Insolvency Event (as defined in the Trust Agreement) shall, to the extent it has not occurred earlier, be deemed thereupon to have occurred, and the holder of any such Retracted Shares not redeemed by the Company pursuant to Subsection 28.10(b) as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have exercised its Exchange Right so as to require the Parent, or at the option of the Parent, Holdco, to purchase such unredeemed Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by the Parent or, at the option of the Parent, Holdco, to such holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Trust Agreement.

          (e) A holder of Retracted Shares may, by notice in writing given by the holder to the Company before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void.

          (f) If a holder of Exchangeable Shares wishes to participate in a Parent Stock Tender Offer, such holder shall deliver a Retraction Request to the Company at least 10 Business Days prior to the closing date of such Parent Stock Tender Offer stating that such Retraction Request is being made for the purpose of participating in the Parent Stock Tender Offer, in which case, notwithstanding any other provision of this
                  Article 28.10, such retraction shall be conditional upon and shall take place, subject to the exercise of the Retraction Call Right, simultaneously with, the closing of such Parent Stock Tender Offer.

28.11     RETRACTION CALL RIGHT.

          (a) If a holder of Exchangeable Shares delivers a Retraction Request pursuant to Article 28.10 and subject to the limitations set forth in Subsection 28.11(b), the Parent and Holdco shall each have the overriding right (a "Retraction Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Article 28.10, to purchase from such holder on the Retraction Date all but not less than all of the Retracted Shares held by such holder on payment by whichever of the Parent or Holdco is exercising such right (the "Retraction Call Exercising Party") to the holder of an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Retraction Date which shall be satisfied in full by the Retraction Call Exercising Party causing to be delivered to such holder one Parent Common Share plus (ii) the Dividend Amount, if any (collectively the "Retraction Call Purchase Price"). In the event of the exercise of the Retraction Call Right each holder of Exchangeable Shares who has delivered a Retraction Request shall be obligated to sell all the Retracted Shares held by the holder to the Retraction Call Exercising Party on the Retraction Date on payment by the Retraction Call Exercising Party to the holder of an amount per share equal to the Retraction Call Purchase Price for each such share.

          (b) Upon receipt by the Company of a Retraction Request, the Company shall immediately notify the Parent and Holdco thereof. In order to exercise its Retraction Call Right, the Retraction Call Exercising Party must notify the Company in writing of its determination to do so (the "Retraction Call Notice") within two Business Days of notification to such Retraction Call Exercising Party by the Company of the receipt by the Company of the Retraction Request. If either the Parent or Holdco delivers a Retraction Call Notice within such two Business Day time period and duly exercises its Retraction Call Right in accordance with this Article 28.11, and provided that the Retraction Request is not revoked by the holder in the manner specified in Subsection 28.10(e), the Retraction Call Exercising Party shall purchase from such holder and such holder shall sell to the Retraction Call Exercising Party on the Retraction Date, the Retracted Shares for the Retraction Call Purchase Price. Provided that the total Retraction Call Purchase Price has been delivered to the holder or deposited with the Company as provided in Subsection 28.11(c), the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Company of such Retracted Shares shall take place on the Retraction Date. In the event that neither the Parent nor Holdco delivers a Retraction Call Notice within such two Business Day period, and provided that Retraction Request is not revoked by the holder in the manner specified in Subsection 28.10(e), the Company shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 28.10.

          (c) For the purposes of completing a purchase of Exchangeable Shares pursuant to the exercise of a Retraction Call Right, the Retraction Call Exercising Party shall or cause the Company to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Company for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Company, a certificate representing the number of Parent Common Shares to which such holder is entitled (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) registered in the name of the holder or in such other name as the holder may request in payment of the Retraction Call Purchase Price and a cheque of the Retraction Call Exercising Party payable at par and in Canadian dollars at any branch of the bankers of the Parent, Holdco or the Company in Canada in payment of the remaining portion, if any, of the total Retraction Call Purchase Price, and such delivery of such certificate and cheque by or on behalf of the Retraction Call Exercising Party shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Call Purchase Price to the extent that the same is represented by such share certificates and cheque, unless such cheque is not paid on due presentation.

          (d) On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Call Purchase Price unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Call Purchase Price shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction
                  Call Purchase Price has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Call
                  Purchase Price has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so purchased by the Retraction Call Exercising Party shall thereafter be considered and deemed for all purposes to be a holder of the Parent Common Shares delivered to such holder.

          (e) Notwithstanding any other provisions of this Article 28.11, if the Retraction Request states that is being made for the purpose of participating in a Parent Stock Tender Offer, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be conditional upon and take place simultaneously with, the closing of such Parent Stock Tender Offer.


                REDEMPTION OF EXCHANGEABLE SHARES BY THE COMPANY

28.12     REDEMPTION BY THE COMPANY.

          (a) Subject to applicable law and the due exercise by either the Parent or Holdco of its Redemption Call Right, the Company shall on the Automatic Redemption Date redeem the then outstanding Exchangeable Shares for an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Automatic Redemption Date, which shall be satisfied in full by the Company causing to be delivered to each holder of Exchangeable Shares one Parent Common Share for each Exchangeable Share held by such holder, plus (ii) the Dividend Amount, if any (collectively the "Redemption Price").

          (b)     In case of a redemption of Exchangeable Shares under this
                  Article 6, the Company shall, at least 90 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Company or the purchase by the Parent or Holdco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder (other than the Parent or Holdco). Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

          (c) On or after the Automatic Redemption Date and subject to the exercise by the Parent or Holdco of a Redemption Call Right, the Company shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Company of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act, a No Transfer Declaration and such additional documents and instruments as the Company may reasonably require. Payment of the aggregate Redemption Price for such Exchangeable Shares held by a holder shall be made by delivery to such holder, at the address of the holder recorded in the securities register of the Company or by holding for pick up by such holder at the registered office of the Company, of a certificate representing the aggregate number of Parent Common Shares deliverable by the Company to such holder (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) and a cheque of the Company payable at par at any branch of the bankers of the Company in respect of the remaining portion, if any, of such aggregate Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the aggregate Redemption Price deliverable to such holder for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the aggregate Redemption Price deliverable to such holder has been paid in the manner hereinbefore provided.

          (d) The Company shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the total Redemption Price of the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice and any interest paid on such deposit shall belong to the Company. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of the total Redemption Price, the holders of the Exchangeable
                  Shares shall thereafter be considered and deemed for all purposes to be holders of the Parent Common Shares delivered to them.

28.13     REDEMPTION CALL RIGHT.

          (a) Subject to the limitations set forth in Subsection 28.13(b), the Parent and Holdco shall each have the overriding right (a "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by the Company pursuant to Article 28.12, to purchase from all but not less than all of the holders of Exchangeable Shares (other than the Parent or Holdco) on the last Business Day prior to the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by whichever of the Parent or Holdco is exercising such right (the "Redemption Call Exercising Party") to the holder of an amount per share equal to (i) the Current Market Price of a Parent Common Share on the last Business Day prior to the Automatic Redemption Date which shall be satisfied in full by the Redemption Call Exercising Party causing to be delivered to such holder one Parent Common Share plus (ii) the Dividend Amount, if any (collectively the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right, each holder of Exchangeable Shares (other than the Parent or Holdco) shall be obligated to sell all the Exchangeable Shares held by the holder to the Redemption Call Exercising Party on the last Business Day prior to the Automatic Redemption Date on payment by the Redemption Call Exercising Party to such holder of the Redemption Call Purchase Price for each such share.

          (b) Holdco shall only be entitled to exercise its Redemption Call Right with respect to those holders of Exchangeable Shares, if any, in respect of which the Parent has not exercised its Redemption Call Right. In order to exercise its Redemption Call Right, a Redemption Call Exercising Party must notify the Company in writing of its intention to exercise such right at least 125 days before the Automatic Redemption Date. The Company will notify the holders of the Exchangeable Shares as to whether or not the Redemption Call Right has been exercised (such notice to specify the Redemption Call Exercising Party) forthwith after the expiry of the date by which the same may be exercised. If a Redemption Call Exercising Party exercises its Redemption Call Right, the right of the Company to redeem Exchangeable Shares pursuant to Article 28.12 shall terminate at such time, and on the last Business Date prior to the Automatic Redemption Date, the Redemption Call Exercising Party will purchase and the holders of Exchangeable Shares (other than the Parent or Holdco) will sell all of their Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

          (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, the Redemption Call Exercising Party shall deposit with the Company, on or before the Automatic Redemption Date, certificates representing the total number of Parent Common Shares deliverable by the Redemption Call Exercising Party (which shares shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim) in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price and interest paid on such deposit shall belong to the Redemption Call Exercising Party. Provided that the total Redemption Call Purchase Price has been so deposited with the Company, on and after the last Business Day prior to the Automatic Redemption Date, the rights of each holder of Exchangeable Shares (other than the Parent or Holdco) will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by the Redemption Call Exercising Party upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder in accordance with the following provisions and such holder shall on and after the last Business Day prior to the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the Parent Common Shares delivered to such holder. Upon surrender to the Company of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Company Act and such additional documents and instruments as the Company may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Company on behalf of the Redemption Call Exercising Party shall deliver to such holder, a certificate representing the Parent Common Shares to which such holder is entitled and a cheque in payment of the remaining portion, if any, of the holder's proportionate part of the total Redemption Call Purchase Price.

          (d) If neither the Parent or Holdco exercises the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Company in connection with the redemption of the Exchangeable Shares pursuant to Article 28.12.


                        TRANSFER OF EXCHANGEABLE SHARES

28.14 TRANSFER OF EXCHANGEABLE SHARES. Notwithstanding any other provision herein, no Exchangeable Share may be transferred by any holder to any person except after complying with the provisions of Article 26.3.


                                    PART 29

                            COMMON SHARE PROVISIONS

29.1 VOTING RIGHTS. Each holder of a Common Share shall be entitled to receive notice of and attend any general meeting of the Company and shall have the right to vote at any such meeting on the basis of one vote for each such share held.

29.2 DIVIDENDS. Subject to Article 30.1 hereof and to the prior rights of the holders of the Convertible Shares, Exchangeable Shares and any other shares ranking senior to the Common Shares with respect to priority in the payment of dividends, the holders of Common Shares shall be entitled to receive dividends and the Company shall pay dividends thereon, as and when declared by the Board of Directors out of the assets of the Company properly applicable to the payment of dividends, in such amount and in such form as the Board of Directors may from time to time determine and all dividends that the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

29.3 DISSOLUTION. Subject to Article 30.1 hereof and to the prior rights of the holders of the Convertible Shares and Exchangeable Shares, in the event of the liquidation, dissolution or winding-up of the Company or other distribution of assets of the Company among its members for the purpose of winding-up its affairs, the holders of the Common Shares shall be entitled to participate rateably in any distribution of the assets of the Company for the purposes of winding-up its affairs.


                                    PART 30

                  CERTAIN RESTRICTIONS; AMENDMENT AND APPROVAL

30.1 CERTAIN RESTRICTIONS. Except as provided in Article 30.2, so long as any of the Convertible Shares or Exchangeable Shares are outstanding, the Company shall not at any time without, but may at any time with, the prior approval of the holders of the Convertible Shares and the holders of the Exchangeable Shares given as hereinafter specified in
          Article 30:

          (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Convertible Shares or the Exchangeable Shares, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Convertible Shares or the Exchangeable Shares, as the case may be;

          (b) redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Convertible Shares or the Exchangeable Shares;

          (c) redeem or purchase any other shares of the Company ranking equally with the Convertible Shares or the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution; or

          (d) issue any Convertible Shares or any other shares of the Company ranking equally with, or superior to, the Convertible Shares other than: (i) pursuant to the Stock Purchase Agreement; or (ii) by way of stock dividends to the holders of such Convertible Shares.

30.2      EXCEPTION.  The restrictions set out in Subsections 30.1(a), (b) and
          (c) shall not apply if:

          (a) all dividends on the outstanding Convertible Shares shall have been declared and paid in full in accordance with
                  Article 27.3; and

          (b) all dividends and distributions on the outstanding Exchangeable Shares corresponding to dividends and distributions declared to date on the Parent Common Shares shall have been declared on the Exchangeable Shares and paid in full.

30.3 AMENDMENT OF SHARE PROVISIONS. The rights, privileges, restrictions and conditions attaching to the Common Shares, the Convertible Shares or the Exchangeable Shares may be added to, changed or removed but only with the approval of the holders of the Convertible Shares and the holders of the Exchangeable Shares given as hereinafter specified in Article 30.4(a).

30.4      APPROVAL.

          (a) Any approval or consent given by the holders of the Convertible Shares and the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Common Shares, the Convertible Shares or the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 75% of the votes cast on such resolution at a meeting of the holders of the Convertible Shares or the holders of Exchangeable Shares, as the case may be, duly called and held.

          (b) Any approval or consent given by the holders of the Convertible Shares and the holders of the Exchangeable Shares on any matter requiring the approval or consent of the holders of the Convertible Shares and the holders of the Exchangeable Shares, other than those expressly set out in Subsection 30.4(a), shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by more than 50% of the votes cast on such resolution at a meeting of the holders of the Convertible Shares or the holders of Exchangeable Shares, as the case may be, duly called and held


                                    PART 31

                    TRUST AGREEMENT AND PARENT COMMON SHARES

31.1      RECIPROCAL CHANGES IN RESPECT OF PARENT COMMON SHARES.

          (a) Each holder of an Exchangeable Share acknowledges that the Trust Agreement provides, in part, that the Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Article 30.4:

                  (i) issue or distribute Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to the holders of all or substantially all of the then outstanding Parent Common Shares by way of stock dividend or other distribution, other than an issue of Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) to holders of Parent Common Shares who exercise an option to receive dividends in Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares) in lieu of receiving cash dividends; or

                  (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding Parent Common Shares entitling them to subscribe for or to purchase Parent Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire Parent Common Shares); or

                  (iii) issue or distribute to the holders of all or substantially all of the then outstanding Parent Common Shares (A) shares or securities of the Parent of any class other than Parent Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire Parent Common Shares),
                           (B) rights, options or warrants other than those referred to in Subsection 31.1(a)(ii) above, (C) evidences of indebtedness of the Parent or (D) assets of the Parent;

                  unless the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to the holders of the Exchangeable Shares.

          (b) Each holder of an Exchangeable Share acknowledges that the Trust Agreement further provides, in part, that the Parent will not without the prior approval of the Company and the prior approval of the holders of the Exchangeable Shares given in accordance with Article 30.4:

                  (i) subdivide, redivide or change the then outstanding Parent Common Shares into a greater number of Parent Common Shares; or

                  (ii) reduce, combine or consolidate or change the then outstanding Parent Common Shares into a lesser number of Parent Common Shares; or

                  (iii) reclassify or otherwise change the Parent Common Shares or effect an amalgamation, merger, reorganization or other transaction affecting the Parent Common Shares;

                  unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares. The Trust Agreement further provides, in part, that the aforesaid provisions of the Trust Agreement shall not be changed without the prior approval of the holders of the Exchangeable Shares given in accordance with Article 30.4.

31.2      ACTIONS BY THE COMPANY UNDER TRUST AGREEMENT.

          (a) The Company will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by the Parent and Holdco with all provisions of the Trust Agreement applicable to the Company, the Parent and Holdco, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company all rights and benefits in favour of the Company under or pursuant to such agreement.

          (b) The Company shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Trust Agreement without the prior approval of the holders of the Exchangeable Shares given in accordance with Article 30.4 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

                  (i) adding to the covenants of the other party or parties to such agreement for the protection of the Company, the holders of Convertible Shares or the holders of Exchangeable Shares; or

                  (ii) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Convertible Shares or the holders of the Exchangeable Shares; or

                  (iii) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifesterror contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Convertible Shares and the holders of the Exchangeable Shares.


                                    PART 32

                                    NOTICES

32.1 NOTICES TO THE COMPANY. Subject to applicable law, any notice, request or other communication to be given to the Company by a holder of Common Shares, Convertible Shares or Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Company and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

32.2 PRESENTATION OF CERTIFICATES. Subject to applicable law, any presentation and surrender by a holder of Convertible Shares or Exchangeable Shares to the Company of certificates representing Convertible Shares or Exchangeable Shares in connection with the conversion of Convertible Shares, the liquidation, dissolution or winding up of the Company or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Company addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

32.3 NOTICES TO HOLDERS. Subject to applicable law, any notice, request or other communication to be given to a holder of Common Shares, Convertible Shares or Exchangeable Shares by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Company or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Common Shares, Convertible Shares or Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Company pursuant thereto.


FULL NAME, RESIDENT ADDRESS AND OCCUPATION OF SUBSCRIBER:


---------------------
SHARON L. FUGMAN
3232 Peak Drive
Box 946
Whistler, B.C.
V0N 1B0

Barrister and Solicitor

DATED the 16th day of July, 1998.